As filed with the Securities and Exchange Commission on June 24, 2024

Registration 333-279221

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CHEER HOLDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

22F, Block B, Xinhua Technology Building

No. 8 Tuofangying South Road,

Jiuxianqiao, Chaoyang District, Beijing, China

(Address and telephone number of Registrant’s principal executive offices)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address and telephone number of agent for service)

Copy to:

John P. Yung, Esq.

Lewis Brisbois Bisgaard & Smith LLP

45 Fremont Street, Suite 3000

San Francisco, CA 94105

Telephone: (415) 362-2580

Facsimile: (415) 434-0882

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 24, 2024

PROSPECTUS

CHEER HOLDING, INC.

$200,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

by CHEER HOLDING, INC.

We may offer and sell our ordinary shares, par value US$0.001 per share, preferred shares, par value US$0.0001, debt securities, warrants, units consisting of ordinary shares, preferred shares, debt securities or warrants, or any other combination of these securities from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000. Unless otherwise indicated, reference to dollars shall mean United States dollars.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus before you invest in any of our securities.

Our Holding Company Structure

Cheer Holding, Inc. (“CHEER Holding”) is not a Chinese operating company but an offshore holding company incorporated in Cayman Islands. As a holding company with no material operations of our own, CHEER Holding conducts all of its operations through its subsidiaries and variable interest entities, or the “VIEs”, Horgos Glory Star Media Co., Ltd., a limited liability company incorporated in the People’s Republic of China, or the “PRC” (“Horgos”) and Xing Cui Can International Media (Beijing) Co., Ltd., a limited liability company incorporated in the PRC (“Xing Cui Can”), and this corporate structure involves unique risks to investors. See “Risk Factors – Risks Relating to Doing Business in China” on page 31 of this prospectus.

Neither we nor our subsidiaries own any share in Horgos or Xing Cui Can. Instead, Glory Star New Media (Beijing) Technology Co., Ltd., our indirect wholly foreign-owned enterprise, or “WFOE”, entered into a series of VIE Contracts with (i) Horgos and Horgos shareholders, and (ii) Xing Cui Can and Xin Cui Can’s shareholders, which allows the WFOE to receive substantially all of the economic benefits from Horgos and Xing Cui Can; and certain exclusive option agreements which provide WFOE with an exclusive option to purchase all or part of the equity interests in Horgos and Xing Cui Can when and to the extent permitted by PRC laws. Through the VIE Contracts, we are regarded as the primary beneficiary of Horgos and Xing Cui Can for accounting purpose, and, therefore, we are able to consolidate the financial results of Horgos and Xing Chui Can in our consolidated financial statements in accordance with U.S. GAAP. See “Our Company” on page 1 of this prospectus. However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as the investors will not and may never directly hold equity interests in the Chinese operating entities. Instead, the VIE structure provides contractual exposure to foreign investment in us. Although we took precaution available to effectively enforce the contractual and corporate relationship above, these VIE structures may still be less effective than direct ownership and that we may incur substantial costs to enforce the terms of the arrangements. Because we do not directly hold equity interests in Horgos and Xing Cui Can, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE contracts. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of ordinary shares may depreciate significantly or become worthless. See “Risk Factors–Risks Related to our Corporate Structure” on page 27 of this prospectus.

We are subject to certain legal and operational risks associated with being based in the PRC. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our subsidiaries and VIEs, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

As advised by our PRC legal counsel and based on its understanding of the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022 and replaced the Measures for Cybersecurity Review promulgated on April 13, 2020, our VIEs and their subsidiaries are currently not required to apply for a cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under Article 7 of the measures, pursuant to which online platform operators possessing personal information of more than 1 million users which intend to go public abroad shall apply to the CAC for a cybersecurity review, because we listed our ordinary shares on the Nasdaq before the effective date of the measures on February 15, 2022. Under the Measures for Cybersecurity Review (2021), our VIEs and their subsidiaries could be subject to cybersecurity review by the CAC if it is determined that our VIEs or their subsidiaries constitute critical information infrastructure operators and intend to procure a network product or service that affects or could affect national security. Further, as the measures are newly revised and there remains uncertainty as to the interpretation and implementation thereof, we are uncertain whether our VIEs or their subsidiaries would be subject to a cybersecurity review when we offer or list new shares or carry out other financing activities in the capital market. As of the date of this prospectus, our VIEs and their subsidiaries have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. Our VIEs and their subsidiaries may also be subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Draft Regulation”) are enacted as proposed, and if our VIEs or their subsidiaries are recognized as online platform operators which possess massive data resources in connection with national security, economic development and public interests and carry out merger, restructuring, split that affects or could affect national security or carry out other data processing activities that affects or may affect national security. As of the date of this prospectus, we, our subsidiaries, and our VIEs and their subsidiaries, have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. According to our PRC legal counsel, as of the date of this prospectus, there are currently no explicit laws or regulations in the PRC that prohibit us, with our WFOE, VIEs and their subsidiaries from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued, there is no assurance that relevant PRC authorities will reach the same conclusion as our PRC legal counsel. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

On February 17, 2023, China Securities Regulatory Commission (“the CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which has come into force since March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. Where a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities subsequently, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to CSRC within 3 working days after the occurrence and public disclosure of such event.

As advised by to our PRC legal counsel, we are currently not required to obtain permission or approval from any of the PRC authorities including CSRC or CAC to continue our listing on an U.S. exchange. However, if we seek any future offerings on Nasdaq Stock Market or seek issuance and listing on other overseas markets or if any major events occur, as stipulated in the New Administrative Rules Regarding Overseas Listings, we will be required to report to the CSRC under the New Administrative Rules Regarding Overseas Listings. There is no assurance that we will be able to get the clearance of filing or report procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. See “Risk Factors – Risks relating to doing business in China” on page 31 of this prospectus. Further, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which has also become effective on March 31, 2023. The Confidentiality and Archives Administration Provisions set out rules, requirements and procedures relating to provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with oversea offering and listing, including without limitation to, domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of interpretation and enforcement of the rules and regulations in the PRC, which can change quickly with little advance notice, and any future actions of the PRC authorities. In addition, we cannot assure you that relevant PRC government agencies would reach the same conclusion as we do or as advised by our PRC legal counsel. If we are wrong with regards to our interpretation of the PRC laws and regulations, or if the CSRC, the Cyberspace Administration of China or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals to offer our ordinary shares to foreign investors, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. As a result, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. See “ Risk Factors – Risks relating to doing business in China” on page 31 of this prospectus. CHEER Holding is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Cayman Islands, Hong Kong and PRC through loans or capital contributions. Our subsidiary in Hong Kong is also permitted under the laws of Hong Kong, a Special Administrative Region of the PRC, to provide funding to CHEER Holding through dividend distribution without restrictions on the amount of the funds. Current PRC regulations permit WFOE to pay dividends to our Hong Kong subsidiary only out of its accumulated after-tax profits after drawing common reserves, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, our Company, our subsidiaries, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE structure. Our Company, our subsidiaries, and the VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE Contracts in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Contracts. See “Item 4. Information on the Company – C. Organizational Structure” beginning on page 72 of our 2023 Annual Report.

The Holding Foreign Companies Accountable Act

On December 16, 2021, Public Company Accounting Oversight Board, or the “PCAOB”, issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act, or the “HFCAA”. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC, and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it “was able to secure complete access to inspect and investigate audit firms in PRC for the first time in history. Therefore, on December 15, 2022, the PCAOB Board voted to vacate previous determinations to the contrary.” Notwithstanding the foregoing, uncertainties exist with respect to the implementation of these provisions and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the “AHFCAA”, which was enacted under the Consolidated Appropriations Act, 2023, as further described below.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA (i) to reduce the number of consecutive years that would trigger delisting from three years to two years, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not to have complete access to inspect or investigate a company’s auditors. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate because of a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

The audit report included in our 2023 Annual Report was issued by Assentsure PAC (“Assentsure”), a Singapore-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing Assentsure in the future or of engaging any auditor not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. If we do not engage change to an auditor that is subject to regular inspection by the PCAOB, our ordinary shares may be delisted.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares are listed on the Nasdaq Capital Markets under the symbol “CHR.” On June 21, 2024, the closing price for our ordinary shares was $___ per share.

As of June 21, 2024, the aggregate market value worldwide of our outstanding ordinary shares held by non-affiliates was approximately $13,146,820.02, based on 10,053,659 ordinary shares outstanding, of which 5,410,214 ordinary shares were held by non-affiliates, and a per ordinary share price of $2.43 based on the closing sale price of our ordinary shares on the Nasdaq Capital Market on June 21, 2024. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding ordinary shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our ordinary shares held by non-affiliates is less than $75.0 million. We have not offered or sold any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities involves risks. You should read the “Risk Factors” section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus, including any prospectus supplement, free writing prospectus and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is June ____, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the heading “Incorporation Of Documents By Reference” before investing in any of the securities offered.

To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

Unless otherwise stated in this prospectus. references to:

●	“we,” “us,” “our,” or the “Company,” means the combined business of CHEER Holding and the CHEER Group;

●	“Memorandum and Articles of Association” means Second Amended and Restated Memorandum and Articles of Association of CHEER Holding, as further amended and in effect on the date hereof;

●	“Business Combination” means the acquisition of Glory Star by TKK pursuant to the terms of the Share Exchange Agreement;

●	“Cayman Islands Companies Act” means the Cayman Islands Companies Act (As Revised), as amended;

●	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

●	“CHEER Holding” means Cheer Holding, Inc., a Cayman Islands exempted company;

●	“CHEER Group” means CHEER Holding and Glory Star, together with our consolidated subsidiaries and VIEs;

●	“Glory Star” means Glory Star New Media Group Limited, a Cayman Islands exempted company;

●	“Horgos” means Horgos Glory Star Media Co., Ltd., a limited liability company incorporated in the PRC;

●	“Nasdaq” means the Nasdaq Capital Market;

●	“PRC” means the People’s Republic of China;

●	“Purchaser Representative” means TKK Symphony Sponsor 1, a Cayman Islands exempted company, as representative of the Purchaser;

●	“RMB” refers to Renminbi, the lawful currency of China;

●	“SEC” means the United States Securities and Exchange Commission;

●	“Securities Act” means the United States Securities Act of 1933, as amended;

●	“Seller Representative” means Bing Zhang, as representative of the Sellers;

●	“Sellers” means the shareholders of Glory Star;

●	“Share Exchange Agreement” means the Share Exchange Agreement, dated as of September 6, 2019, by and among TKK, Glory Star, WFOE, Xing Cui Can, Horgos, each of the Sellers, the Purchaser Representative, and the Seller Representative.

●	“Sponsor” means TKK Symphony Sponsor 1, a Cayman Islands exempted company;

●	“TKK” means our predecessor TKK Symphony Acquisition Corporation;

●	“VIE Contracts” means certain documents executed by the VIEs, the WFOE, the shareholders of the VIEs and certain other parties thereto as necessary to implement certain contractual arrangements in the PRC, which allow the WFOE to (i) exercise effective control over the VIEs and their subsidiaries, (ii) receive substantially all of the economic benefit of the VIEs and their subsidiaries; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law;

●	“VIEs” means Xing Cui Can and Horgos, our variable interest entities;

●	“WFOE” means Glory Star New Media (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise limited liability company and indirectly wholly-owned by CHEER Holding; and

●	“Xing Cui Can” means Xing Cui Can International Media (Beijing) Co., Ltd., a limited liability company incorporated in the PRC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	Our annual report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 14, 2024, and Amendment No. 1 to Form 20-F for the year ended December 31, 2023, filed with the SEC on April 18, 2024, collectively referred herein as the 2023 Annual Report;

●	The description of the securities contained in our registration statement on Form 8-A filed on August 14, 2018, as amended on August 15, 2018, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

●	Our reports on Form 6-K furnished to the SEC on April 3, 2023, April 11, 2023, April 18, 2023, May 9, 2023, August 10, 2023 (with respect to Exhibits 99.1 and 99.2 to such Form 6-K), August 16, 2023, September 5, 2023, September 29, 2023, October 31, 2023, November 8, 2023, and November 22, 2023; and

●	With respect to each offering of securities under this prospectus, all of our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus.

Our 2023 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to Zhang Bing, our interim chief financial officer, 22F, Block B, Xinhua Technology Building No. 8 Tuofangying South Road, Jiuxianqiao, Chaoyang District, Beijing, China. Our telephone number at this address is + 86-01-87700500.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and related free writing prospectus, and the information incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of, and intended to qualify for the safe harbor from liability established by, the United States Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify these forward-looking statements by words or phrases such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, including their negatives. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include:

●	future operating or financial results;

●	future payments of dividends, if any, and the availability of cash for payment of dividends, if any;

●	future acquisitions, business strategy and expected capital spending;

●	assumptions regarding interest rates and inflation;

●	ability to attract and retain senior management and other key employees;

●	ability to manage our growth;

●	fluctuations in general economic and business conditions;

●	financial condition and liquidity, including our ability to obtain additional financing in the future (from warrant exercises or outside services) to fund capital expenditures, acquisitions and other general corporate activities;

●	estimated future capital expenditures needed to preserve our capital base;

●	the ability to meet the Nasdaq continuing listing standards, and the potential delisting of our securities from Nasdaq;

●	potential changes in the legislative and regulatory environments;

●	a lower return on investment; and

●	potential volatility in the market price of our securities.

You should read thoroughly this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and any applicable prospectus supplement with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors.” Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements and any related statements made in this prospectus and the documents incorporated by reference are made as of the date of the respective documents. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though circumstances may change in the future.

v

INFORMATION RELATED TO, OR BASED ON,

THE NUMBER OF OUTSTANDING ORDINARY SHARES

The information contained in this prospectus and the information contained in the financial statements and management’s discussion and analysis reflect the consolidation of our issued and outstanding ordinary shares on the basis of one post-consolidation of ordinary share for each 10 pre-consolidation ordinary shares issued and outstanding which took effect on November 24, 2023 (the “Share Consolidation”). To the extent that such information relates to historical financial information about the number of ordinary shares outstanding or underlying outstanding convertible instruments such as options or warrants, per share prices or other information pertaining to, or based on, the number of outstanding ordinary shares for periods preceding the effective date of the Share Consolidation, such information is presented giving effect to the Share Consolidation. However, when referring to certain documents incorporated by reference in this prospectus that were filed prior to the effective date of the Share Consolidation, prospective purchasers should keep in mind that the information contained therein insofar as it relates to or is otherwise based on the number of outstanding ordinary shares, represents information that is prior to the Share Consolidation.

OUR COMPANY

Our Corporate Structure

We are a Cayman Islands exempted company structured as a holding company and conduct our operations in China through our PRC subsidiaries and VIEs. Through our Hong Kong subsidiary, Glory Star New Media Group HK Limited (“Glory Star HK”), we own a direct equity interest in WFOE, our wholly-owned PRC subsidiary. WFOE has entered into a series of contractual arrangements with (i) Xing Cui Can and our shareholders, and (ii) Horgos and our shareholders, which provide us the power to direct the activities of the VIEs that most significantly affect the VIEs’ economic performance, and to receive substantially all the economic benefit of the VIEs. Any failure by the VIEs or their respective shareholders to perform their obligations under these contractual arrangements, and any failure by us to maintain control over the VIEs and direct their business activities would result in our inability to continue to consolidate our VIEs’ financial results of operations in our financial results of operations and would have a material adverse effect on our business.

On February 5, 2021, we sold the 51% ownership of Horgos Glary Wisdom Marketing Planning Co., Ltd (“Wisdom”) held by Horgos to Mr. Feng Zhao, who held 49% ownership of Wisdom. Upon the consummation of the sale of Wisdom, Horgos ceased to hold shares in Wisdom and Wisdom was no longer a majority controlled subsidiary of Horgos.

On March 17, 2023, we wrote off Shenzhen Leshare Investment Co.,Ltd. due to business adjustment.

The following diagram illustrates our corporate structure as of December 31, 2023. Unless otherwise indicated, equity interests depicted in this diagram are held 100%. The relationships between WFOE and Xing Cui Can, and WFOE and Horgos as illustrated in this diagram are governed by the VIE Contracts and do not constitute equity ownership.

Contractual Arrangements among WFOE, the VIEs and the VIEs Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services, and certain other business. Glory Star New Media Group HK Limited (“Glory Star HK”) is a company registered in Hong Kong. WFOE is considered a foreign-invested enterprise. To comply with PRC laws and regulations, we primarily conduct our business in China through the VIEs based on the VIE Contracts. As a result of VIE Contracts, we, through Glory Star HK, exerts control over WFOE’ consolidated affiliated entities in the PRC and consolidates their operating results in our financial statements under U.S. GAAP. The following is a summary of the VIE Contracts that provide us the power to direct the activities of the VIEs that most significantly affect the VIEs’ economic performance, and to receive substantially all the economic benefit of the VIEs from our operations.

Contracts that allow us to direct the activities of the VIEs

Business Cooperation Agreement. WFOE entered into separate business cooperation agreements with Xing Cui Can and Horgos, and their respective shareholders in September 2019, pursuant to which (1) each VIE shall not enter into any transaction which may materially affect such VIE’s assets, obligations, rights and operations without the written consent of WFOE; (2) each VIE and the VIE shareholders agree to accept suggestions by WFOE in respect of the employment and dismissal of such VIE’s employees, daily operations, dividend distribution and financial management of such VIE; and (3) the VIE and the VIE shareholders shall only appoint individuals designated by WFOE as the director, general manager, chief financial officer and other senior management members. In addition, each of the VIE shareholders agree that (i) unless required by WFOE, will not make any decisions or otherwise request the VIE to distribute any profits, funds, assets or property to the VIE shareholders, or (ii) issue any dividends or other distribution with respect to the shares of the VIE held by the VIE shareholders. The term of each business cooperation agreement is perpetual unless terminated by WFOE upon thirty (30) days advance notice, or upon the transfer of all shares of the respective VIEs to WFOE (or our designee).

Exclusive Option Agreement. WFOE entered into separate exclusive option agreements with Xing Cui Can and Horgos, and their respective shareholders in September 2019. Pursuant to these exclusive option agreements, the VIE shareholders have granted WFOE (or our designee) an option to acquire all or a portion of each of their equity interests in the VIEs at the price equivalent to the lowest price then permitted under PRC law. If the equity interests are transferred in installments, the purchase price for each installment shall be pro rata to the equity interests transferred. WFOE may, at our sole discretion, at any time exercise the option granted by the VIE shareholders. Moreover, WFOE may transfer such option to any third party. The VIE shareholders may not, among other obligations, change or amend the articles of association and bylaws of the VIE, increase or decrease the registered capital of the VIEs, sell, transfer, mortgage or dispose of their equity interest in any way, or incur, inherit, guarantee or assume any debt except for debts incurred in the ordinary course of business unless otherwise expressly agreed to by WFOE, and enter into any material contracts except in the ordinary course of business unless otherwise expressly agreed to by WFOE. The term of each of these exclusive option agreements is 10 years and will be extended automatically for successive 5 year terms except where WFOE provides prior written notice otherwise. The exclusive option agreements may be terminated by WFOE upon thirty (30) days advance notice, or upon the transfer of all shares of the respective VIEs to WFOE (or our designee).

Share Pledge Agreement. WFOE entered into separate share pledge agreements with Xing Cui Can and Horgos, and their respective shareholders in September 2019. Pursuant to these share pledge agreements, the VIE shareholders have pledged all of their equity interests in the VIEs as priority security interest in favor of WFOE to secure the performance of the VIEs and their shareholders’ performance of their obligations under, where applicable, (i) the Master Exclusive Service Agreement, (ii) the Business Cooperation Agreement, and (iii) the Exclusive Option Agreements (collectively the “Principal Agreements”). WFOE is entitled to exercise our right to dispose of the VIE shareholders’ pledged interests in the equity of the VIE in the event that either the VIE shareholders or the VIE fails to perform their respective obligations under the Principal Agreements. The equity pledge agreements will remain in full force and remain effective until the VIE and the VIE shareholders have satisfied their obligations under the Principal Agreements.

Proxy Agreements and Powers of Attorney. WFOE entered into separate Proxy Agreements and Powers of Attorney with Xing Cui Can and Horgos, and their respective shareholders in September 2019. Pursuant to the proxy agreements and powers of attorney, each VIE shareholder irrevocably nominates and appoints WFOE or any natural person designated by WFOE as our attorney-in-fact to exercise all rights of such VIE equity holder in such VIE, including, but not limited to, (i) execute and deliver any and all written decisions and to sign any minutes of meetings of the board or shareholder of the VIE, (ii) make shareholder’s decisions on any matters of the VIE, including without limitation, the sale, transfer, mortgage, pledge or disposal of any or all of the assets of the VIE, (iii) sell, transfer, pledge or dispose of any or all shares in the VIE, (iv) nominate, appoint, or remove the directors, supervisors and senior management members of the VIE when necessary, (v) oversee the business performance of the VIE, (vi) have full access to the financial information of the VIE, (vii) file any shareholder lawsuits or take other legal action against the VIE’s directors or senior management members, (viii) approve annual budget or declare dividends, (ix) manage and dispose of the assets of the VIE, (x) have the full rights to control and manage the VIE’s finance, accounting and daily operations, (xi) approve filing of any documents with the relevant governmental authorities or regulatory bodies, and (xii) any other rights provided by the VIE’s charters and/or the relevant laws and regulations on the VIE shareholders. The proxy agreements and powers of attorney shall remain in effect during the term of the Exclusive Service Agreements.

Confirmation and Guarantee Letter. Each of the VIE shareholders signed a confirmation and guarantee letter in September 2019, pursuant to which each VIE equity holder agreed to fully implement the arrangements set forth in the Principal Agreements, Share Pledge Agreement, and the Proxy Agreement and Power of Attorney, and agreed to not carry out any act which may be contrary to the purpose or intent of such agreements.

Spousal Consent. Each of the VIE shareholders’ spouses, if applicable, signed a spousal consent in September 2019 pursuant to which the spouse of each of the shareholders acknowledges that the equity interests in Horgos and Xing Cui Can held by the spouse will be disposed according to the arrangements set forth in the Principal Agreements, Share Pledge Agreement, and the Proxy Agreement and Power of Attorney and undertakes not to carry out any act with the intent to interfere with the arrangements set forth in aforementioned agreements, and agree to be bound by the aforementioned agreements if they receive any equity interests in Horgos and Xing Cui Can.

Contracts that enable us to receive substantially all of the economic benefit from the VIEs

Master Exclusive Service Agreements. WFOE entered into separate Exclusive Service Agreements with Xing Cui Can and Horgos in September 2019, pursuant to which WFOE provides exclusive technology support and services, staff training and consultation services, public relation services, market development, planning and consultation services, human resource management services, licensing of intellectual property, and other services as determined by the parties. In exchange, the VIEs pay service fees to WFOE equal to the pre-tax profits of the VIEs less (i) accumulated losses of the VIEs and their subsidiaries in the previous financial year, (ii) operating costs, expenses, and taxes, and (iii) reasonable operating profits under applicable PRC tax law and practices. During the term of these agreements, WFOE has the right to adjust the amount and time of payment of the service fees at our sole discretion without the consent of the VIEs. WFOE (or our service provider) will own any intellectual property arising from the performance of these agreements. The term of each of these Exclusive Service Agreements is perpetual unless terminated by WFOE upon thirty (30) days’ advance notice, or upon the transfer of all shares of the respective VIEs to WFOE (or our designee) 10 years under the Option Agreement.

Transfers of Cash to and from Our VIEs

CHEER Holding is a holding company with no operations of its own. We conduct our operations in China primarily through our VIEs and their subsidiaries in China. We may rely on dividends and distributions to be paid by our VIEs to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our VIEs and their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

CHEER Holding is permitted under the laws of Cayman Islands to provide funding to our subsidiaries in Cayman Islands, Hong Kong and PRC through loans or capital contributions, subject to satisfaction of applicable government registration, approval and filing requirements. Glory Star HK is also permitted under the laws of Hong Kong to provide funding to WFOE through dividend distribution without restrictions on the amount of the funds.

CHEER Holding transferred cash of approximately $10.0 million from the net proceeds from our underwritten public offering that we completed in February 2021, where an aggregate of 3,810,976 of our ordinary shares, together with warrants to purchase 3,810,976 of our ordinary shares, were offered and sold at a public offering price of $3.28 per share and associated warrant (the “Public Offering”) to the WFOE in the form of capital contributions. No cash has been transferred from the WFOE to the VIEs, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. If we, our subsidiaries and our VIEs plan to transfer more cash in the future, we expect such transfer to be through cash deposit or wire transfer.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Islands Companies Act, and our second memorandum and articles of association, as amended and restated from time to time, our board of directors has discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from CHEER Holding to Glory Star HK or from Glory Star HK to CHEER Holding. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors.

Current PRC regulations permit WFOE to pay dividends to our Hong Kong subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, WFOE is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. WFOE could further set aside a portion of its after-tax profits to fund a discretionary reserve, although the amount to be set aside, if any, is determined at the discretion of its shareholder. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if WFOE incurs debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through the current VIE Contracts, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from Xing Cui Can and/or Horgos to WFOE, pursuant to VIE Contracts between them, and the distribution of such payments to Glory Star HK as dividends from WFOE. Certain payments from Xing Cui Can and/or Horgos to WFOE are subject to PRC taxes, including enterprise income taxes, VAT and certain other taxes, as the case maybe. As of the date of this prospectus, our PRC subsidiary  has not made any transfers or distributions.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Glory Star HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Glory Star HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to Glory Star HK.

Overview

We provide advertisement and content production services and operate a leading mobile and online advertising, media and entertainment business in China. Major production from us includes short videos, online variety show, online drama, living stream and Cheers series. After launching our CHEERS app in 2018, we are fast becoming one of the leading content driven e-commerce platforms in China. We focus on creating original lifestyle content to monetize our advertising and e-commerce platform. We mainly offer and generate revenue from the copyright licensing of self-produced content, advertising and customized content production and CHEERS e-Mall marketplace service, membership fees, and others. We intend to capitalize on the immense growth potential of China’s live streaming and e-commerce markets while cultivating new, innovative monetization opportunities.

We plan on further expanding our mobile and online business by introducing new apps to the market and thus creating a CHEERS ecosystem. In 2021, we launched CheerCar, our self-developed onboard interactive entertainment app; in 2022, we launched CheerReal, our brand-new digital collection non-fungible token (“NFT”) app, which allows different cultural elements to coincide and brings a new immersive experience of digital arts; as part of our ongoing expansion of our CHEERS ecosystem, we are also developing and testing CheerChat, our AI social app, which will provide our users with individual and group matching functions, while connecting high-quality content communities that utilize intelligent voice translation technology.

In addition, as part of our long term retail strategy, we plan to leverage our CHEERS ecosystem, blockchain technologies and strategic collaborations with various partners on AR and VR technologies, to develop a metaverse platform that features a virtual world containing immersive experiences in intelligent retail, video on demand, social networking, gaming and NFT. As a pioneer, our strategy has always been committed to advanced technology, innovation and digital disruption in the media and entertainment industry.

Recent Developments

In April 2023, we completed a major upgrade to our self-developed digital collection NFT platform, CheerReal, now available on both Android and iOS and comes with improved security, advanced technology, enhanced functionality, and a more user-friendly interface.

In July 2023, we launched CHEERS Telepathy, a groundbreaking AI content creation platform that incorporates multimodal functions. Powered by CHEERS AI’s intelligent cloud-based service “Polaris”, CHEERS Telepathy offers a glimpse into the future of art, by providing a stable and reliable AI content creation experience that allows for unprecedented possibilities of art and creativity. In September 2023, we unveiled an upgrade on CHEERS Telepathy that further enhance digital content production and interaction; three months later, the upgrade became available following regulatory approval, the multimodal artificial intelligence content creation platform has now emerged as a comprehensive, end-to-end AI application tool for integrated marketing of creative content.

In 2023, our Beijing subsidiary has been recognized once again as National High-Tech Enterprise, the consecutive recognition serves as a testament to our unwavering commitment to technological innovation, research and development prowess, and industry leadership. This prestigious recognition will expedite the transformation of the Company’s technological advancements into practical solutions, bolstering its overall competitiveness and yielding positive results for its business growth.

Key Metrics

We monitor the following key metrics to evaluate the growth of our business, measure the effectiveness of our marketing efforts, identify trends affecting our business, and make strategic decisions:

●	CHEERS Apps Downloads. We define this metric as the total number of downloads of CHEERS Apps as of the end of the period. The number of downloads demonstrates whether we are successful in our marketing efforts in user acquisition. We view the number of downloads at the end of a given period as a key indicator of increased traffic to our apps in terms of attractiveness and usability. The table below sets forth the number of downloads of CHEERS Apps as of the end of the period indicated:

	December 31,
	2022	2023
	(in Millions)
App Downloads
CHEERS Video	342	410
CHEERS e-Mall	34.5	53.5
CHEERS Telepathy		1.3
CheerReal		9.2
Total	376.5	474

●	Monthly Active Users (MAU). We define monthly active users, or MAU, as a user who has logged in or accessed our CHEERS Apps, whether on a mobile phone or tablet. We calculate MAU using internal company data based on the activity of the user account and as adjusted to remove “duplicate” accounts. MAU is a tool that our management uses to manage their operations. In particular, our management sets monthly targets and monitors the MAU to see whether to make adjustments as to the promotional activities, advertising campaign, and/or online video contents. The table below sets forth the MAU on our CHEERS Apps as of the end of the period indicated:

	December 31,
	2022	2023
	(in Millions)
MAU
CHEERS Video	47.7	50.1
CHEERS e-Mall	3.8	6.5
CHEERS Telepathy		0.3
CheerReal		1.3
Total	51.5	58.2

●	Repurchase Rate (RPR) on CHEERS e-Mall. We track RPR to analyze the effectiveness of our marketing as well as customers retention, which is vital to our e-Mall. RPR is calculated as the percentage of our customers who have placed more than one order within a certain period of time. For the 360 days period during the commercial year of 2023, our CHEERS e-Mall RPR was 39.6%.

●	Daily Time Spent (DTS) on CHEERS Video. We measure DTS as an additional metric to evaluate the attractiveness of our video content and stickiness of users. The average DTS using our CHEERS video during the commercial year of 2023 was 59 minutes.

●	Number of Digital Art Collections listed on CheerReal platform was 767 units.

Our Vision

Our vision is to become a world leading mobile media and entertainment company dedicated to providing people pursuing a better life with an integrative platform of featuring e-commerce and high quality lifestyle entertainment.

Our Business

Established in 2016, we focused on providing advertisement and content production services and becoming a leading mobile and online advertising, media and entertainment business in China by creating professionally-produced content featuring lifestyle, culture and fashion. In 2018, we expanded into e-commerce services by introducing our CHEERS App, which integrated our e-commerce services with professionally-produced content. Primary to our vision, we continue to produce, create and add to our rich library of short videos, drama series, and live streaming, which we own and stream on our mobile app, Internet Protocol Television (IPTV), and online platform, as well as for distributions and licensing to other mediums such as Chinese television stations and third party online streaming platforms throughout China and the world. Leveraging the popularity of our professionally-produced content and distribution networks, we drive viewing audiences to our CHEERS ecosystem to convert them as users of our online video streaming services and as customers to our e-Mall and online games.

Since our establishment, we have focused on developing an ecosystem for our users that incorporates quality content, e-commerce, social networking, gaming and NFT. These core elements have formed the basis of our future metaverse platform and continues to provide us a strong competitive advantage in realizing our new strategic objectives. We plan to continue to integrate our cutting edge AI and blockchain technologies, massive user base from our CHEERS ecosystem, quality content offerings, and our e-commerce platform, with our strategic partners in 5G, AR/VR equipment supports, to develop a metaverse boasting a wide range of “online + offline” and “virtual + reality” scenarios. By leveraging our CHEERS ecosystem, we aim to continue researching and developing different entertainment and shopping applications for our planned metaverse platform, and to provide a suite of tools for our users to facilitate the development of new content by creators. We plan to continue to develop and implement our new business initiatives by investing in ongoing research on the latest innovative technologies.

CHEERS Video

CHEERS Video app is a professionally-produced and curated media platform that engages users with high-quality content, and continues to develop lifestyle short videos and interactive live-broadcasting. We have upgraded the platform to include UGC rights management system. With these upgrades, content creators now have access and opportunity to co-build the platform and contribute to the improvement of the content production ecosystem. We have made a new strategic plan of cultivating outstanding content creators and producing high quality UGC in the long run in partnership with us. The plan includes multiple initiatives such as traffic support and cash subsidies for content creators and guidance of trending topics to support the creation of high-quality videos. We will also adopt NFT technology to help guard the copyrights of original content.

In 2023, another comprehensive upgrade through an exhaustive eight-month process and culminated in a brand new version, the platform has undergone a paradigm shift in its underlying structure, technological framework, UI interface, and all functional modules. The result is an immersive and user-centric experience, with enhanced visibility and seamless accessibility to a multitude of features. By aligning with users’ visual and operational preferences, the redesigned layout structure provides an intuitive and gratifying journey, elevating user satisfaction to unprecedented levels.

CHEERS e-Mall

Leveraging our brand, large viewership, and users of our CHEERS video platform, in April 2019, we launched our e-Mall where we offer products to our users through third party merchants that we have screened and approved. We charge third-party merchants on our CHEERS e-Mall platform a service fee and a commission for the sales of their products. The following is a summary of the e-Mall platform of our CHEERS App:

-	Live Streaming E-Commerce

Live streaming e-commerce is emerging as one of the most innovative and monetizable tools for content creators. To protect the interests of our content creators, which is one of the values that we uphold in our ecosystem, we connects CHEERS e-Mall’s SAAS supply chain system to the platform, allowing content creators to choose relevant products to sell at their own discretion. Creators can earn commissions and receive related task rewards from their live streaming content. In addition, the platform utilizes blockchain technology to ensure each transaction is correctly ledgered. Through these measures, we believe we have built a substantial closed-loop business model and created additional value for clients within our ecosystem and enhances user engagement, which should help us continue to expand its revenue potential on the CHEERS ecosystem.

We currently have eleven (11) live streaming shows in production, each 90-180 minute segments, where users can interact with each other and the hosts, obtain discount coupons by participating in our real-time online games and quizzes, and make purchases in our e-Mall with these discount coupons. In addition, as requested by some clients, some live streaming shows are customized in order to lead the audience to make purchases in the clients’ online stores and/or in other e-commerce platforms such as JD.com and Taobao.com. We monetize our live streaming shows by promoting products where our subscribers can purchase products through our e-Mall. In addition, our e-commerce suppliers and distributors of our e-Mall have the option to enter separate advertising agreements with us to promote their products in our live streaming shows.

-	Online Short Videos

We stream our professionally-produced content on our CHEERS video platform where we generate advertising revenues from traditional pre-video, in-video, banner advertisements, and pop-up advertisements. We also generate revenues from soft product placements that are incorporated into our original video content. We leverage our deep library of professionally-produced content, large viewing audience base, and big data analytics capabilities to help our advertisers target their specific demographics in China.

We will continue to actively introduce high-quality IP and support high-quality content creators, in order to retain more users through our content ecosystem to which will connect our CHEERS video platform, content creators, and users in a closed-loop business model and accelerate our growth at scale. We will leverage the strategic advantages of UGC to stimulate the vitality of the system to a greater extent, build a benign development ecosystem, and consolidate the core competitiveness of the Platform to well-position the Company for the future growth.

-	Online Games

We have developed four (4) online games for our CHEERS e-Mall platform where players can play the games that we have developed in-house. We monetize online games through users’ in-app purchases of gift packages and game privileges.

CHEERS Telepathy

CHEERS Telepathy, a groundbreaking artificial intelligence (AI) content creation platform that incorporates multimodal functions. Powered by CHEERS AI’s intelligent cloud-based service “Polaris”, CHEERS Telepathy offers a glimpse into the future of art, by providing a stable and reliable AI content creation experience that allows for unprecedented possibilities of art and creativity.

Leveraging the powerful computational capabilities of the Company’s Polaris Intelligent Cloud, CHEERS Telepathy boasts exceptional performance and responsiveness. It possesses the ability to comprehend complex visual data, enabling it to make informed decisions. This unique capability empowers CHEERS Telepathy to handle a diverse range of creative content, including a variety of types from basic text to intricate video scripts and storyboards. Capitalizing on its leadership position in the field of artificial intelligence, CHEERS Telepathy offers intelligent features such as smart tagging, recommendations, formatting, and content generation. By automatically generating various types of creative content tailored to specific requirements and objectives, CHEERS Telepathy optimizes content strategies, based on user feedback and behavior, to enhance interactivity and improve marketing effectiveness.

CHEERS Telepathy’s many functions makes it a perfect content creation tool without a steep learning curve for users starting with no background in design. For graphics creation, It is easily navigable for beginners to identify design and usability metrics that can personalize content creation and improve user engagement. In addition, CHEERS Telepathy is able to automate tasks ranging from content writing to data extraction and translation, and can quickly create a piece of compelling and informative original article that not only provides insights but resonates with a user’s target audience.

CHEERS Open Data

CHEERS Open Data Platform is a leading provider of industry solutions, with digital technology as the core, focusing on developing a variety of service projects for the industry, based on the combination of industry best practices and technology empowerment, and committed to providing leading products and industry solutions for enterprise users. The company’s self-developed CHEERS Open Data platform provides one-stop API data service for the whole network, opens the core technology to the upstream and downstream partners of the ecological chain, promotes the development of data services in the Internet era, helps enterprise users to obtain API data quickly and develop efficiently, greatly reduces the development and operation costs, and supports the rapid innovation of enterprise business.

In 2023, our platform had ninety-seven (97) interfaces, and the total number of user engagement was 27 million, while daily usage was more than 150 thousand.

CheerCar

CheerCar is our self-developed interactive entertainment app launched among the first batch on Tencent Auto Intelligence, an Internet of Vehicles ecosystem. As an onboard interactive entertainment app that was designed to provide entertainment in vehicles, CheerCar makes connections between passengers and in-vehicle infotainment systems closer and more efficient. As an app in Tencent’s IoV ecosystem, CheerCar allows users to set preferences and browse individualized content from our library of high-quality videos that are available on its CHEERS video platform. CheerCar also uses a personalized intelligent algorithm recommendation system to recommend contents based on user’s preferences.

CheerReal

CheerReal is our self-developed brand-new digital collection non-fungible token (“NFT”) app launched in September 2022, which allows different cultural elements to coincide and brings a new immersive experience of digital arts that derived from the traditional field.

A non-fungible token (NFT) is a unique digital identifier that is recorded on a blockchain and is used to certify ownership and authenticity. CheerReal is a digital collection platform for the initial issuance of digital artwork NFTs. We consider the use of NFTs as a means of authentication of the artwork and to display the rights of the digital artwork. The NFT artwork collections on the CheerReal platform are licensed to us by thirty-party artists or are NFT artworks which are created by the Company and the intellectual property rights are owned by CheerReal. We enter into license agreements with such third-party artists for their artwork to be issued as NFT artwork collections on CheerReal Users of CheerReal are able to browse and purchase these NFT artwork collections on CheerReal. The CheerReal platform is based on the ERC-721 and ERC-1155 protocols under the BSN-DDC blockchain. The BSN-DDC blockchain was established and operated by China Mobile, China UnionPay and the China State Information Center. The BSN-DDC blockchain is semi-open, which allows authorized nodes to join the network and view information based on permissions. The data on the BSN-DDC blockchain is not stored in a completely decentralized manner, and it does not include any cryptocurrencies.

CheerReal is an initial issuance platform for NFT digital artwork collections and is not a secondary market for the sale and purchase of NFTs. NFT artwork collections available for initial issuance on the CheerReal platform are licensed by thirty-party artists for the initial NFT issuance on CheerReal, or are NFT artworks created by us. We enter into licensing agreements with third-party artists or create our own artwork in connection with the initial minting and issuance of NFT artwork collections. Only authorized officials of the CheerReal platform can create an NFT artwork collection; third-party artists and users cannot create any NFT collections on the platform. The NFT artwork collections on CheerReal are classified as image NFT artworks and has included licensed artwork collections such as Mashimaro, and Silkroad heroes, etc, or are original artwork collections, such as “Yue Rabbit”, created by our team. Upon purchase of an NFT on CheerReal, users obtain an authenticated digital artwork and can exchange them with other users. There is no secondary market for the NFTs and the purchase and sale of NFTs among users is not allowed on CheerReal.

CheerReal charges a certain percentage of the price of the NFT as a service fee commission and pays the remaining amount as remuneration to the third-party artist and IP holder of the original artwork. Commissions and service fees are determined under the terms of each license agreement entered into with the artist. The prices of the NFT artworks on CheerReal are set in RMB and can only be purchased in RMB. In addition, no transactions in cryptocurrencies are allowed on the platform. The platform sets the issuance quantity and purchase price of the NFT artwork collections based on the creative quality of artwork and the popularity of the artist as reference standards.

CheerReal has generated revenue through (1) sale of original NFT artwork collections created by us, (2) commission fees from NFT artwork collections licensed by third-party artists to CheerReal, and (3) advertisements on the platform. Fees are paid in RMB and all cryptocurrency transactions are prohibited on the platform. As of the date of this prospectus, the Company has generated revenue of approximately $750,000 through CheerReal.

With efficient and close connections between artists, collectors, and the marketplace. CheerReal aims to accelerate the digitization of cultural and artworks, promote and maximize the value of digital assets, and create a new ecosystem of the digital asset.

CheerChat

CheerChat is our AI social app which has entered the beta phase of testing since 2021. By leveraging the traffic of our CHEERS ecosystem, our CheerChat app will have strong and distinct competitive advantages in penetrating the social audio market. CheerChat will provide users with individual and group matching functions, while connecting high-quality content communities that utilize intelligent voice translation technology. Our innovative technology and business model will provide its CheerChat users with unique social scenarios and a more personalized entertainment experience for social audio networking. We believe that launch of our CheerChat app will be a key development in our progression into the metaverse.

The launch of CheerChat app has been delayed due to development and implement of AI technology, which will improve the overall user experience and development of our CHEERS ecosystem. The launch of CheerChat demonstrates our emphasis on continuing to apply innovative technologies to our business model and create further value through strategic investment in research and development. This long-term vision enables us to maintain our leading position in the new media industry.

CHEERS Metaverse

In December 2023, we announced a groundbreaking advancement in our metaverse retail strategy. By harnessing state-of-the-art technologies, including artificial intelligence, digital twin, cloud computing, and blockchain, the Company is poised to deliver tangible outcomes and redefine the future of shopping in convergence of Web 3.0 and AI.

CHEERS Metaverse is a revolutionary platform meticulously crafted to provide an unparalleled immersive digital experience. Within this virtual realm, users effortlessly navigate through a dynamic landscape integrating intelligent retail, video on demand, social networking, and gaming. By seamlessly blending the physical and virtual domains, this visionary platform empowers users with real-time interactive experiences. Through the transformative power of this integrated ecosystem, the next generation of e-commerce emerges, connecting diverse facets of online and offline shopping contexts. Each user can enter personalized scenarios, protected by robust privacy measures, and engage in transactions with the utmost confidentiality.

Series TV Shows

In February 2017, we started production of our series TV shows, which contain six (6) lifestyle shows, including Cheers Foodie, Cheers Health, Cheers Fashion, Cheers Baby, Cheers Space and Cheers World, each episode is 30 minutes in length. Our series TV shows are unique in the content creation and production, with trending lifestyle updates filmed both in-studio and outdoors. We generate revenues from our series TV shows by licensing to TV stations with exclusive advertising times and charging advertising fees, and by displaying products of our e-Mall. We distribute and promote our series TV shows content on a variety of online video platforms, mobile apps, IPTV and television channels where we generate advertising revenues from traditional pre-video, in-video, and pop-up advertisements. We also generate revenues from soft product placements that are incorporated into our series TV shows. We produce and license our series TV shows for airing on local broadcast, basic cable television networks, and throughout China. Our shows can be seen on satellite stations such as Anhui Satellite Television and Shenzhen Satellite Television, which are year-to-year contracts.

Drama & Variety Shows

We have partnered with third parties to produce and license original online drama and variety show series for distribution on online video platforms. Depending on the contract with our partners, we can either share revenues generated by the number of viewers, or share advertising revenues generated by the contents.

Advertising

We distribute and promote our professionally-produced content on our CHEERS App and on a variety of online video platforms, mobile apps, IPTV and television channels where we generate advertising revenues from traditional pre-video, in-video, and pop-up advertisements. We also generate revenues from soft product placements that are incorporated into our original video content, including our online short videos. In addition, our e-Mall suppliers and distributors have the option to enter into separate advertising agreements for displaying their products in our live streaming shows. All items displayed in the live streaming shows can be purchased in e-Mall. We leverage our deep library of professionally-produced content, wide distribution channels, and big data analytics capabilities to help our advertisers target their specific demographics in China.

Production Services

We provide brand advertising services to third-party advertising agencies by producing variety shows, short videos, and live streaming shows, according to customers’ needs, for a fee. We also provide planning, shooting, and post-production services for a fee.

Content Licensing and Distribution

From time to time we may also acquire rights to rebroadcast and/or distribute third-party film and television drama.

Summary of Risk Factors

Below please find a summary of the principal risks we and our VIE face, organized under relevant headings.

Risks Related to our Corporate Structure

●	If the PRC government determines that our VIE Contracts do not comply with applicable regulations, or if these regulations or their interpretations change in the future, we could be subject to severe consequences, including the nullification of the VIE Contracts and the relinquishment of our interest in Horgos and Xing Cui Can.

●	Our VIE Contracts may not be as effective in providing operational control as direct ownership and Horgos and Xing Cui Can or their shareholders may fail to perform their obligations under our VIE Contracts.

●	Our VIE Contracts may be subject to scrutiny by the PRC tax authorities and additional taxes may be imposed. A finding that we owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

●	The shareholders may potentially have a conflict of interest with us, and they may breach their contracts with us or cause such contracts to be amended in a manner contrary to our interests.

●	We conduct our value-added telecommunications services and certain other businesses in the PRC through Horgos and Xing Cui Can by way of the VIE Contracts, but certain of the terms of the VIE Contracts may not be enforceable under PRC laws.

●	Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law.

●	We rely on the approval certificates and business license held by us for our advertising operation, e-commerce and certain other business and any deterioration of the relationship between Horgos and Xing Cui Can could materially and adversely affect our business operations.

Risks Relating to Doing Business in China

●	The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China.

●	We are subject to risks relating to the nature of China’s advertising industry, including frequent and sudden changes in advertising proposals.

●	China regulates media content extensively and it may be subject to government actions based on the advertising content it designs for advertising clients or services it provides to them.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us.

●	Delays in issuing invoices due to China taxing authorities may materially and adversely affect our cash flow.

●	Our business depends on the continuing efforts of our management. If it loses their services, our business may be severely disrupted.

●	A severe and prolonged global economic recession and the slowdown in the Chinese economy may adversely affect our business, results of operations and financial condition.

●	Any adverse changes in political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

●	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

●	It may be difficult to protect interests and exercise rights as a shareholder since we conduct all of our operations in China, and all of our officers and our Chairman reside outside of the United States.

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

●	The approval, record filing and/or other requirements of China Securities Regulatory Commission or other PRC governmental authorities may be required in connection with our contractual arrangement and overseas offering under PRC rules, regulations or policies, especially with the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, and, if required, we cannot predict whether or how soon we will be able to obtain such approval, complete the record filing or fulfil other governmental requirements.

●	Our VIEs and their subsidiaries may be liable for improper collection, use or appropriation of personal information provided by our customers.

●	Uncertainties exist with respect to the enactment timetable, interpretation and implementation of the laws and regulations with respect to online platform business operation.

●	The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with overseas listings like our company under PRC law.

●	The M&A Rules set forth complex procedures for acquisitions conducted by foreign investors, which could make it more difficult to pursue growth through acquisitions.

●	PRC regulations relating to offshore investment activities by PRC residents and PRC citizens may increase the administrative burden we face and may subject our PRC resident beneficial owners or employees who are share option holders to personal liabilities, limit our subsidiary’s abilities to increase our registered capital or distribute profits to us, limit our ability to inject capital into our PRC subsidiary, or may otherwise expose us to liability under PRC law.

●	Restrictions on foreign exchange under PRC laws may limit our ability to convert cash derived from our operating activities into foreign currencies and may materially and adversely affect the value of your investment.

●	We may rely on dividends and other distributions on equity paid by our wholly-owned subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

●	We may be treated as a resident enterprise for PRC tax purposes under the EIT Law, which may subject us to PRC income tax for our global income and withholding for any dividends it pay to our non-PRC shareholders.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the factors set forth below, in the applicable prospectus supplement, under the heading “Item 3 D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Risks Relating to Our Business and Industry

If we fail to anticipate user preferences and provide high-quality content, especially popular original content, in a cost-effective manner, we may not be able to attract and retain users to remain competitive.

Our success depends on our ability to maintain and grow users and user time spent on the CHEERS App. To attract and retain users and compete against our competitors, we must continue to offer high-quality content, especially popular original content that provides our users with a superior online entertainment experience. To this end, we must continue to produce new original content and source new talent and producers in a cost effective manner. Given that we operate in a rapidly evolving industry, we must anticipate user preferences and industry trends and respond to such trends in a timely and effective manner. If we fail to fulfill the needs and preferences of our users in order to deliver a superior user experience or control our costs in doing so, we may suffer from reduced user traffic, and our business, financial condition and results of operations may be materially and adversely affected.

We currently rely on our in-house team of employees to generate creative ideas for original content and to supervise the original content origination and production process and intend to continue to invest our human and capital resources in such content production.

We face fierce competition for qualified personnel in a limited pool of high-quality creative talent. If we are not able to compete effectively for highly qualified personnel or attract and retain top talent at reasonable costs, our original content production capabilities would be materially and adversely impacted. If we are unable to offer popular original content that addresses our users’ tastes and preferences in a cost effective manner, we may suffer a reduction in user traffic and our business, financial condition and results of operations may be materially and adversely affected.

We operate in a capital intensive industry and require a significant amount of cash to fund our operations and to produce or acquire high quality video content. If we fail to obtain sufficient capital to fund our operations, our business, financial condition and future prospects may be materially and adversely affected.

The operation of an internet video streaming content provider and producer of television shows requires significant and continuous investment in content production or acquisition and video production technology. Producing high-quality original content is costly and time-consuming and typically requires a long period of time in order to realize a return on investment, if at all. If we cannot obtain adequate capital to meet our capital needs, we may not be able to fully execute our strategic plans for growth and our business, financial condition and prospects may be materially and adversely affected.

If our efforts to retain users and attract new users for our mobile and on-line video content and e-commerce products are not successful, our business, financial condition and results of operations will be materially and adversely affected.

In addition to our content production for television shows, we have experienced significant user growth for our mobile and on-line video and e-commerce products over the past several years. Our ability to continue to retain users and attract new users will depend in part on our ability to consistently provide our users with compelling content choices, as well as a quality experience for selecting and viewing video content. If we introduce new features or service offerings, or change the mix of existing features and services offerings, in a manner that is not favorably received by our users, we may not be able to attract and retain users and our business, financial condition and results of operations would be materially and adversely affected.

If we fail to retain existing or attract new advertising customers to advertise within our mobile and online video content or on our e-commerce platform, maintain and increase our wallet share of advertising budget, or if we are unable to collect accounts receivable in a timely manner, our business, financial condition and results of operations may be materially and adversely affected.

We generate a substantial part of our revenues from advertising placed within our mobile and online video content and on our e-commerce platform. Our advertising customers are not under long term contracts, we may not be able to retain our advertising customers in the future, attract new advertising customers continuously or be able to retain our advertising customers at all. If our advertising customers find that they can generate better returns elsewhere, or if our competitors provide better online advertising services to suit the advertising customers’ goals, we may lose some or all of our advertising customers. In addition, third parties may develop and use certain technologies to block the display of online advertisements, and should this occur our members will be able to skip the viewing of our advertising customers’ advertisements, which may in turn cause us to lose advertising customers. If our advertising customers determine that their expenditures on internet video streaming platforms or our video content does not generate expected returns, they may allocate a portion or all of their advertising budgets to other advertising channels such as television, newspapers and magazines or other internet channels such as e-commerce and social media platforms, and reduce or discontinue business with us. Since most of our advertising customers are not bound by long-term contracts, they may easily reduce or discontinue advertising arrangements without incurring material liabilities. Failure to retain existing advertising customers or attract new advertising customers to advertise within the video content produced by us or on our e-commerce platform may materially and adversely affect our business, financial conditions and results of operations.

Our brand advertising customers typically enter into advertising agreements through various third-party advertising agencies. In China’s advertising industry, advertising agencies typically have good relationships and maintain longer periods of cooperation with the brand advertising customers they represent. In addition to entering into advertising contracts directly with advertising customers, we also enter into advertising contracts with third-party advertising agencies, which represent advertising customers, even if we have direct contact with such advertisers. As a result, we rely on third-party advertising agencies for sales to, and collection of payment from, our brand advertisers. The financial soundness of our advertising customers and advertising agencies may affect our collection of accounts receivable. We make a credit assessment of our advertising customers and advertising agencies to evaluate the collectability of the advertising service fees before entering into an advertising contract. However, we may not be able to accurately assess the creditworthiness of each advertising customer or advertising agency, and any inability of advertising customers or advertising agencies to pay us for our services in a timely manner would negatively affect our liquidity and cash flows and may materially and adversely affect our business, financial condition and results of operations.

We operate in a highly competitive market and we may not be able to compete effectively.

We face significant competition in China in various sub-markets we operate, primarily from Alibaba (Nasdaq: BABA), Pin Duoduo (Nasdaq:PDD), Douyu (Nasdaq: DOYU), Mango Media (SZ.300413), and TVZone Media (SH.603721). We compete for users, usage time, advertising customers, and shoppers. Some of our competitors have a longer operating history and significantly greater financial resources than we do, and, in turn, may be able to attract and retain more users, usage time and advertising customers. Our competitors may compete with us in a variety of ways, including by conducting brand promotions and other marketing activities, and making investments in and acquisitions of our business partners. If any of our competitors achieves greater market acceptance than we do or are able to offer more attractive internet video content, our user traffic and our market share may decrease, which may result in a loss of advertising customers, shoppers, and users, as well as have a material and adverse effect on our business, financial condition and results of operations. We also face competition for users and user time from major television stations, which are increasing their internet video offerings. We also face competition from users and user time from other internet media and entertainment services, such as internet and social media platforms that offer content in emerging and innovative media formats.

The success of our business depends on our ability to maintain and enhance our brand.

We believe that maintaining and enhancing our brand is of significant importance to the success of our business. Our well-recognized brand is critical to increasing our user base and, in turn, expanding our shoppers for our e-commerce platform and attractiveness to advertising customers and content providers. Since the internet video industry is highly competitive, maintaining and enhancing our brand depends largely on our ability to become and remain a market leader in China, which may be difficult and expensive to accomplish. To the extent our original content is perceived as low quality or otherwise not appealing to users, our ability to maintain and enhance our brand may be adversely impacted which in turn may result in a loss of users for our mobile and online video and e-commerce platform.

Increases in professionally-produced content, or PPC, by others may have a material and adverse effect on our business, financial condition and results of operations.

We depend on the quality of our PPC for the success of our business model. The amount of PPC, especially TV series and movies, has recently increased significantly in China and may continue to increase in the future. Due to relatively robust online advertising budgets, internet video streaming platforms are generating more revenues and are competing aggressively to produce and license more PPC in general. As the demand for quality PPC grows, the number of PPC producers will likely grow, resulting in an increase in competition for our users and usage time, which in turn may result in a loss of advertising customers, users, and shoppers on our e-commerce platform. Any significant loss in advertising customers, users, or shoppers on our e-commerce platform would have a material and adverse effect on our business, financial condition and results of operations.

The continued and collaborative efforts of our senior management and key employees are crucial to our success, and any loss of senior management or key employees may materially and adversely affect our business, financial condition and results of operations.

Our success depends on the continued and collaborative efforts of our senior management, especially our executive officers, including our founder, Mr. Bing Zhang. If one or more of our executives or other key personnel are unable or unwilling to continue to provide their services, we may not be able to find suitable replacements easily or at all. Competition for management and key personnel is intense and the pool of qualified candidates is limited. We may not be able to retain the services of our executives or key personnel, or attract and retain experienced executives or key personnel in the future. If any of our executive officers or key employees joins a competitor or forms a competing business, we may lose crucial business secrets, technological know-how, advertisers and other valuable resources. Each of our executive officers and key employees has entered into an employment agreement, which contains non-compete provisions. However, we cannot assure you that they will abide by the employment agreements or that our efforts to enforce these agreements will be effective enough to protect our interests.

Our limited operating history makes it difficult to evaluate our business and prospects.

We expect to continue to grow our user and customer bases and explore new market opportunities. However, due to our limited operating history since 2016, our historical growth rate may not be indicative of our future performance. We cannot assure you that our growth rate will be the same as in the past. In addition, we may in the future introduce new services or significantly expand our existing services, including those that currently are of relatively small scale or with which we have little or no prior development or operating experience. If these new or enhanced services fail to engage users and customers, our business and operating results may suffer as a result. We cannot assure you that we will be able to recoup our investments in introducing these new services or enhancing existing smaller business lines, and we may experience significant loss and impairment of asset value due to such efforts. Furthermore, as a technology-based entertainment company, we frequently introduce innovative products and services to our users and advertising customers in order to capture new market opportunities. However, we cannot assure you that our products and services will be well received by our users and advertising customers. If our existing or new products and services are not well received by our users and customers, we may suffer damages to our brand image and may not be able to maintain or expand our user and customer base, which in turn may have a material and adverse effect on our business, financial condition and results of operations. You should consider our prospects in light of the risks and uncertainties fast-growing companies with limited operating histories in a fast evolving industry.

We may not be able to manage our growth effectively.

We have experienced rapid growth since we launched our services in 2016. To manage the further expansion of our business and the growth of our operations and personnel, we need to continuously expand and enhance our infrastructure and technology, and improve our operational and financial systems, procedures, compliance and controls. We also need to expand, train and manage our growing employee base. In addition, our management will be required to maintain and expand our relationships with distributors, advertising customers, and other third parties. We cannot assure you that our current infrastructure, systems, procedures and controls will be adequate to support our expanding operations. If we fail to manage our expansion effectively, our business, financial condition, results of operations and prospects may be materially and adversely affected.

If we are unable to offer branded products at attractive prices to meet customer needs and preferences on our e-commerce platform, or if our reputation for selling authentic, high-quality products suffers, we may lose customers and our business, financial condition and results of operations may be materially and adversely affected.

Our future growth on our e-commerce platform partially depends on our ability to continue to attract new customers as well as to increase the spending and repeat purchase rate of existing customers. Constantly changing consumer preferences have historically affected, and will continue to affect, the online retail industry. Consequently, we must stay abreast of emerging lifestyle and consumer preferences and anticipate product trends that will appeal to existing and potential customers.

As we implement our strategy to offer a personalized web-interface focusing on deep curation and targeted offerings desired by our customers, we expect to face additional challenges in the selection of products and services. We are focused on offering only authentic products on our e-commerce platform, as perception by our customers or prospective customers that any of our products are not authentic, or are lacking in quality, could cause our reputation to suffer. This is particularly important for cosmetics products, which we expect to account for an increasing proportion of our revenues. While our representatives generally check the products that are offered for sale on our e-commerce platform to confirm their authenticity and quality, there can be no assurance that our suppliers have provided us with authentic products or that all products that we sell are of the quality expected by consumers. If our customers cannot find desired products within our product portfolio at attractive prices, or if our reputation for selling authentic, high-quality products suffers, our customers may lose interest in our e-Mall and thus may visit our e-commerce platform less frequently or even stop visiting it altogether, which in turn, may materially and adversely affect our business, financial condition and results of operations.

User behavior on mobile devices is rapidly evolving, and if we fail to successfully adapt to these changes, our competitiveness and market position may suffer.

Buyers, sellers and other participants are increasingly using mobile devices in China for a wide range of purposes, including for e-commerce. While a significant and growing portion of participants access our e-commerce platform through mobile devices, this area is developing rapidly and we may not be able to continue to increase the level of mobile access to, or transactions on, our e-commerce platform by users of mobile devices. The variety of technical and other configurations across different mobile devices and platforms increases the challenges associated with this environment. our ability to successfully expand the use of mobile devices to access our e-commerce platform is affected by the following factors:

●	our ability to continue to provide compelling video content on our e-commerce platform and tools in a multiple mobile device environment;

●	our ability to successfully deploy apps on popular mobile operating systems; and

●	the attractiveness of alternative platforms.

If we are unable to attract significant numbers of new mobile buyers and increase levels of mobile engagement, our ability to maintain or grow our business would be materially and adversely affected.

Our business prospects and financial results may be impacted by our relationship with third-party platforms.

In addition to our own e-commerce platform, we also distribute video content through third-party platforms. However, there can be no assurance that our arrangements with those platforms will be extended or renewed after their respective expiration or that we will be able to extend or renew such arrangements on terms and conditions favorable to us. In addition, if any such third-party platforms breach their obligations under any of the agreements entered into with us or refuses to extend or renew such agreements when their term expires, and we cannot find a suitable replacement on a timely basis, or at all, we may suffer significant losses to our user base and revenue streams, or lose the opportunity to expand our business through such platforms. Disputes may arise between us and third-party platforms with which we have used in the past that may adversely affect the relationship with such platforms which in turn may have a material and adverse effect on our business, financial condition and results of operations.

We face risks, such as unforeseen costs and potential liability in connection with content we produce, license and/or distribute through third-party platforms and our e-commerce platform.

As a producer, licensor and distributor of content, we face potential liability for negligence, copyright and trademark infringement, or other claims based on the content that we produce, license, provide and/or distribute. We also may face potential liability for content used in promoting our service, including marketing materials and features on our platform such as user reviews. We are responsible for the production costs and other expenses of our original content. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm our business, financial condition and results of operations. We may not be indemnified against claims or costs of these types and we may not have insurance coverage for these types of claims.

Videos and other content produced by us or displayed on our e-commerce platform may be found objectionable by PRC regulatory authorities and may subject us to penalties and other administrative actions.

We are subject to PRC regulations governing internet access and the distribution of videos and other forms of information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet any content that, among other things, violates PRC laws and regulations, impairs the national dignity of China or the public interest, or is obscene, superstitious, frightening, gruesome, offensive, fraudulent or defamatory. Furthermore, as an internet video streaming producer, we are not allowed to (i) produce or disseminate programs that distort, parody or vilify classic literary works; (ii) re-edit, re-dub or re-caption the subtitles of classic literary works, radio and television programs, and network-based original audio-video programs, (iii) intercept program segments and splice them into new programs; or (iv) disseminate edited pieces of works that distort the originals. Failure to comply with these requirements may result in monetary penalties, revocation of licenses to provide internet content or other licenses, suspension of the concerned platforms and reputational harm. In addition, these laws and regulations are subject to interpretation by the relevant authorities, and it may not be possible to determine in all cases the types of content that could cause us to be held liable as an internet content provider.

To the extent that PRC regulatory authorities find any content produced by us or displayed on our e-commerce platform objectionable, they may require us to limit or eliminate the dissemination of such content on our platform in the form of take-down orders or otherwise.

We operate in a rapidly evolving industry. If we fail to keep up with the technological developments and users’ changing requirements, our business, financial condition, results of operations and prospects may be materially and adversely affected.

The internet video streaming industry is rapidly evolving and subject to continuous technological changes. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from the technological developments. As we make our services available across a variety of mobile operating systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. Any changes in such mobile operating systems or devices that degrade the functionality of our services or give preferential treatment to competitive services could adversely affect usage of our services. Further, if the number of mobile operating systems and devices increases, which is typically seen in a dynamic and fragmented mobile services market such as China, we will likely incur additional costs and expenses associated with developing tools and software necessary for access to our e-commerce platform by these devices and systems. If we fail to adapt our products and services to such changes in an effective and timely manner, we may suffer from decreased user traffic, which may result in a reduced user base. Furthermore, changes in technologies may require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We may not execute our business strategies successfully due to a variety of reasons such as technical hurdles, misunderstanding or erroneous prediction of market demand or lack of necessary resources. Failure to keep up with technological development may result in our products and services being less attractive, which, in turn, may materially and adversely affect our business, results of operations and prospects.

We may not be able to adequately protect our intellectual property rights, and any failure to protect our intellectual property rights could adversely affect our revenues and competitive position.

We believe that trademarks, trade secrets, copyrights, and other intellectual property we use are critical to our business. We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. Protection of intellectual property rights in China may not be as effective as in the United States or other jurisdictions, and as a result, we may not be able to adequately protect our intellectual property rights, which could adversely affect our revenues and competitive position. In addition, any unauthorized use of our intellectual property by third parties may adversely affect our revenues and our reputation. Further, we may have difficulty addressing the threats to our business associated with piracy of our copyrighted content, particularly our original content. our content and streaming services may be potentially subject to unauthorized consumer copying and illegal digital dissemination without an economic return to us.

Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend intellectual property or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation could result in substantial costs and diversion of resources and management attention.

Our business generates and processes a large amount of data, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

Our e-commerce platform generates and processes a large quantity of personal, transaction, demographic and behavioral data. We face risks inherent in handling large volumes of data and in protecting the security of such data. In particular, we face a number of challenges relating to data from transactions and other activities on our platform, including:

●	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees;

●	addressing concerns related to privacy and sharing, safety, security and other factors; and

●	complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

Any systems failure or security breach or lapse that results in the release of user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

Failure to maintain or improve our technology infrastructure could harm our business and prospects.

Adopting new software and upgrading our online infrastructure requires significant investments of time and resources, including adding new hardware, updating software and recruiting and training new engineering personnel. Maintaining and improving our technology infrastructure require significant levels of investment. Adverse consequences could include unanticipated system disruptions, slower response times, impaired quality of buyers’ and sellers’ experiences and delays in reporting accurate operating and financial information. In addition, much of the software and interfaces we use are internally developed and proprietary technology. If we experience problems with the functionality and effectiveness of our software, or are unable to maintain and constantly improve our technology infrastructure to handle our business needs, our business, financial condition, results of operation and prospects, as well as our reputation, could be materially and adversely affected.

We are subject to payment processing risk.

Our e-commerce customers pay for their services using a variety of different online payment methods. We rely on third parties to process such payments. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as delays in receiving payments from payment processors and/or changes to rules or regulations concerning payment processing, our revenues, operating expenses and results of operations could be adversely impacted.

The successful operation of our business depends upon the performance and reliability of the Internet infrastructure in China.

Other than the production of television shows that are transmitted via satellite television in China, our business depends on the performance and reliability of the Internet infrastructure in China. Almost all access to the Internet is maintained through state-owned telecommunications operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology of China. In addition, the national networks in China are connected to the Internet through state-owned international gateways, which are the only channels through which a domestic user can connect to the Internet outside of China. We may not have access to alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure. In addition, the Internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

Security breaches and attacks against our internal systems and network, and any potential resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

Although we have employed resources to develop security measures against unauthorized access to our systems and networks, our cybersecurity measures may not successfully detect or prevent all unauthorized attempts to access the data on our network or compromise and disable our systems. Unauthorized access to our network and systems may result in the misappropriation of information or data, deletion or modification of user information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against these attacks. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial revenue loss from user dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

We rely upon our partners to make our service available through Internet Protocol Television (IPTV).

In the IPTV video streaming market, only a small number of qualified license holders can provide internet audio and visual program services to the TV terminal users via IPTV, set-top boxes and other electronic products. Most of those license holders are radio or TV stations. Private companies that wish to operate such businesses need to cooperate with those license holders to legally provide relevant services. If we are not successful in maintaining existing or creating new relationships, or if we encounter technological, content licensing, regulatory or other impediments to delivering our streaming content to our members via these devices, our ability to grow our business may be adversely impacted.

Disruption or failure of our IT systems could impair our users’ online entertainment experience and adversely affect our reputation.

Our ability to provide users with a high-quality online entertainment experience on our e-commerce platform depends on the continuous and reliable operation of our IT systems. We cannot assure you that we will be able to procure sufficient bandwidth in a timely manner or on acceptable terms or at all. Failure to do so may significantly impair user experience on our platform and decrease the overall effectiveness of our platform to both users and advertisers.

If we experience frequent or persistent service disruptions, whether caused by failures of our own systems or those of third-party service providers, our users’ experience may be negatively affected, which in turn, may have a material and adverse effect on our reputation. We cannot assure you that we will be successful in minimizing the frequency or duration of service interruptions.

Undetected programming errors could adversely affect our user experience and market acceptance of our video content, which may materially and adversely affect our business, financial condition and results of operations.

Video content produced by us or displayed on our e-commerce platform may contain programming errors that may only become apparent after our release. We generally have been able to resolve such programming errors in a timely manner. However, we cannot assure you that we will be able to detect and resolve all of these programming errors effectively. Undetected audio or video programming errors or defects may adversely affect user experience which in turn may have a material and adverse effect on our business, financial condition and results of operation.

Our revenue and net income may be materially and adversely affected by any economic slowdown in China and indirectly by trade disputes between the United States and China that may contribute to uncertainties in economic outlook.

The success of our business depends on consumers spending from e-commerce, advertising fees, production costs and copyright payments from third parties which may be affected by consumer confidence and uncertainties in the outlook for economic growth within China. We derive substantially all of our revenue from China. As a result, our revenue and net income are impacted to a significant extent by economic conditions in China and globally, as well as economic conditions specific to online and mobile commerce and advertising of brands. The PRC government has in recent years implemented a number of measures to control the rate of economic growth, including by raising and lowering interest rates and adjusting deposit reserve ratios for commercial banks as well as by implementing other measures designed to tighten or loosen credit and liquidity. In the past, these measures have contributed to a slowdown of the PRC economy and although recently the PRC has taken steps to reduce interest rates and adjust deposit reserve ratios to increase the availability of credit in response to a weakening economy caused, in part, by the continuing trade dispute with the United States, no assurances can be given that the PRC’s efforts will result in more certainty in domestic economic outlook or an increase in consumer confidence. Any continuing or worsening slowdown could significantly reduce domestic commerce in China, including through the Internet generally and within our ecosystem. An economic downturn, whether actual or perceived, a further decrease in economic growth rates or an otherwise uncertain economic outlook in China or any other market in which we may operate could have a material adverse effect on our business, financial condition and results of operations.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to produce video content or provide products and services on our e-commerce platform.

Our business operations could be disrupted if any of our employees are suspected of having COVID-19, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since we could require our employees to be quarantined and/or our offices to be disinfected. In addition, our business, financial condition or results of operations could be materially and adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

Our semi-annual operating results may fluctuate, which makes our results of operations difficult to predict and may cause our quarterly results of operations to fall short of expectations.

Our semi-annual operating results have fluctuated in the past and may continue to fluctuate depending upon a number of factors, many of which are out of our control. Our operating results tend to be seasonal. As a result, comparing our operating results on a period-to-period basis may not be meaningful. For example, online user numbers tend to be lower during school holidays and certain parts of the school year, and advertising revenues tend to be lower during the Chinese New Year season, which may negatively affect our cash flow for those periods.

We require highly qualified personnel to generate high quality video content and if we are unable to hire or retain qualified personnel, we may not be able to grow effectively and our business, financial condition, and results of operation may be materially and adversely affected.

We currently rely on our in-house team of employees to generate creative ideas for original content and to supervise the original content origination and production process and intends to continue to invest our human and capital resources in such content production. We face fierce competition for qualified personnel in a limited pool of high-quality creative talent. If we are not able to compete effectively for highly qualified personnel or attract and retain top talent at reasonable costs, our original content production capabilities would be materially and adversely impacted. If we are unable to offer popular original content that addresses our user’s tastes and preferences in a cost effective manner, we may suffer a reduction in user traffic and our business, financial condition and results of operations may be materially and adversely affected.

Our future success also depends upon our ability to attract and retain highly qualified management personnel. Expansion of our business and our management will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled management personnel is significant in China. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

Our controlling shareholder will have substantial influence over us.

As of March 4, 2024, Happy Starlight Limited, which is controlled by Mr. Bing Zhang, our chairman, beneficially owns 1,895,287 of our ordinary shares, or 18.85%. In addition, Mr. Zhang also directly owns 76,000 of our ordinary shares, or 0.76%; therefore, Mr. Zhang may be deemed to beneficially own 1,971,287 of our ordinary shares, or 19.61%. As such, Mr. Zhang will have substantial influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors, declaration of dividends and other significant corporate actions. In addition, this concentration of ownership may discourage, delay or prevent a change in control which could deprive you of an opportunity to receive a premium for your ordinary shares as part of a sale of our company.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of ordinary shares in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be our investors’ sole source of gain for the foreseeable future.

CHEER Group’s bank accounts are in China and are not insured or protected against loss.

CHEER Group maintains its cash primarily with major banks in China which is primarily owned by the Chinese government. CHEER Group’s cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we could lose the cash on deposit with that particular bank or trust company or have our account frozen.

Our failure to protect our intellectual property rights could have a negative impact on our business.

We believe our brand, trade names, trademarks and other intellectual property are critical to our success. The success of our business depends substantially upon our continued ability to use our brand, trade names and trademarks to increase brand awareness and to further develop our brand. The unauthorized reproduction of our trade names or trademarks could diminish the value of our brand and our market acceptance, competitive advantages or goodwill. In addition, our proprietary information, which has not been patented or otherwise registered as our property, is a component of our competitive advantage and our growth strategy.

Monitoring and preventing the unauthorized use of our intellectual property is difficult. The measures we take to protect our brand, trade names, trademarks and other intellectual property rights may not be adequate to prevent their unauthorized use by third parties. In addition, the application of laws governing intellectual property rights in China and abroad is uncertain and evolving, and could involve substantial risks to us. To our knowledge, the relevant authorities in China historically have not protected intellectual property rights to the same extent as the United States. If we are unable to adequately protect our brand, trade names, trademarks and other intellectual property rights, we may lose these rights and our business may suffer materially. Further, unauthorized use of our brands, trade names or trademarks could cause brand confusion among advertisers and harm our reputation as a provider of high quality and comprehensive advertising services. If our brand recognition decreases, we may lose advertisers and fail in our expansion strategies, and our business, results of operations, financial condition and prospects could be materially and adversely affected.

We may be named as a defendant in litigation, or may be joined as a defendant in litigation brought against our customers by third parties, our customers’ competitors, governmental or regulatory authorities or consumers, which could result in judgments against us and materially disrupt our business. These actions could involve claims alleging, among other things, that:

●	advertising claims made with respect to our customers’ products or services are false, deceptive or misleading;

●	our customers’ products are defective or injurious and may be harmful to others; or

●	marketing, communicating or advertising materials created for our customers infringe on the proprietary rights of third parties.

The damages, costs, expenses and attorneys’ fees arising from any of these claims could have a material and adverse effect on our business, financial condition, results of operations, and prospects to the extent that we are not adequately indemnified by our customers. In any case, our reputation may be negatively affected by these allegations.

We rely on computer software and hardware systems in our operations, the failure of which could adversely affect our business, financial condition, and results of operations.

We are dependent upon our computer software and hardware systems in designing our advertisements and keeping important operational and market information. In addition, we rely on our computer hardware for the storage, delivery and transmission of data. Any system failure that causes interruptions to the input, retrieval and transmission of data or increase in service time could disrupt our normal operations. Although we have a disaster recovery plan that is designed to address the failures of our computer software and hardware systems, we may not be able to effectively carry out this disaster recovery plan or restore our operations within a sufficiently short time frame to avoid business disruptions. Any failure in our computer software or hardware systems could decrease our revenues and harm our relationships with advertisers, television channels and other media companies, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We do not maintain business liability or disruption, litigation or property insurance and any business liability or disruption, litigation or property damage we experience may result in substantial costs to us and the diversion of our resources.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business disruption, business liability or similar business insurance products. We have determined that the risks of disruption or liability from our business, the potential loss or damage to our property, including our facilities, equipment and office furniture, the cost of obtaining insurance coverage for these risks and the difficulties associated with obtaining such insurance on commercially reasonable terms, make it impractical for us to have obtained such insurance on terms and conditions that are commercially reasonable. As a result, we did not purchase any business liability, disruption, litigation or property insurance coverage for our operations in China. Any occurrence of an uninsured loss or damage to our property or litigation or business disruption may result in substantial costs to us and the diversion of our resources, which could have an adverse effect on our operating results.

The creation of our metaverse platform is dependent on our ability to develop an acceptable blockchain.

Our ability to create our metaverse platform is dependent on our ability to develop an accepted and secured blockchain. Failure to develop a secured and reliable blockchain, will adversely affect our ability to create our metaverse platform.

We currently rely on third-party service providers for certain aspects of our operations, and any interruptions in services provided by these third parties may impair our ability to support our users and develop platforms.

Our success depends in part on our relationships with other third-party service providers. For example, we rely a third-party blockchain for the operation of our CheerReal platform. If those providers do not perform adequately, our users may experience issues or interruptions with their experiences. If we are unable to obtain necessary technology from third parties, we may be forced to acquire or develop alternate technology, which may require significant time and effort and may be of lower quality or performance standards and increase our operational costs. Our ability to operate our NFT marketplace is dependent on our ability to utilize an accepted and secured blockchain. If alternate technology cannot be obtained or developed, we may not be able to offer certain functionality as part of our business operations, which could adversely affect our business, financial condition and results of operations. Failure to develop a secured and reliable blockchain, will adversely affect our ability to create a marketplace where our users can trade and purchase NFTs.

In addition, we incorporate artworks and technology from third parties into the NFT marketplace. We cannot be certain that our licensors are not infringing the intellectual property rights of others or that the suppliers and licensors have sufficient rights to the artwork and related technology in all jurisdictions in which we may operate. If we are unable to obtain or maintain such rights because of intellectual property infringement claims brought by third parties against our suppliers and licensors or against us, or if we are unable to continue to utilize third-party technology, third-party artwork, enter into new agreements on commercially reasonable terms, or develop our own technology required, our ability to continue developing our platforms could be severely limited and our business could be harmed.

Our metaverse universe is currently under development and no assurance can be given that our metaverse platform will be accepted by others or generate sufficient interest.

Our proposed Metaverse platform is currently under development. It is our intent that our Metaverse platform will feature a virtual world containing immersive experiences in intelligent retail, video on demand, social networking, gaming and NFT, boasting a wide range of “online + offline” and “virtual + reality” scenarios. By leveraging our CHEERS video and e-Mall platforms, we aim to continue researching and developing different entertainment and shopping applications for our planned metaverse platform, and to provide a suite of tools for our users to facilitate the development of new content by creators.

There can be no assurance that the market for NFTs will be developed and/or sustained, which may materially adversely affect our business operations.

We do not provide a marketplace to the sale of NFT. Our users can trade NFTs that it purchased on CheerReal, but we do not support or promote the selling of NFTs from our users. The market for digital assets, including, without limitation, NFTs, is still nascent.  Accordingly, the market for NFTs may not develop, of if a market does develop, such value be maintained. If a market does not develop for NFTs, it may be difficult or impossible for our users to sell their NFTs that it acquired on CheerReal, which may adversely affect our business operations.

Our business will suffer to some extent if we are unable to continue to develop or implement our metaverse platform, and develop our Metaverse Experience Centers.

Our business depends in part on developing and implementing our metaverse platform and Metaverse Experience Centers. We have devoted and we expect to continue to devote substantial resources to development, analytics and marketing of our metaverse platform, however we cannot guarantee that our metaverse platform will be successful. The success of our metaverse platform depends, in part, on unpredictable and volatile factors beyond our control including consumer preferences, new metaverse platforms, the availability of other entertainment experiences and potential changes in regulations regarding the metaverse, which could impact our ability to grow revenue and our financial performance will be negatively affected.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop our metaverse platform and Metaverse Experience Centers in accordance with our business plans. If we do not succeed in doing so, our business model for this particular segment could be impacted.

We have a relatively new history in developing and launching a metaverse platform. As a result, we may have difficulty predicting the development schedule of our metaverse platform and Metaverse Experience Centers. If development or launches are delayed and we are unable to continue our investment into our metaverse platform and Metaverse Experience Centers, our ability to grow revenue and our financial performance will be negatively impacted.

The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on the successful development of our metaverse platform.

The growth of the blockchain industry is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the blockchain and NFT industry include, without limitation:

●	Worldwide growth in the adoption and use of NFTs and other blockchain technologies;

●	government and quasi-government regulation of NFTs and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

●	the maintenance and development of the open-source software protocol of blockchain networks;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets, including new means of using government-backed currencies or existing networks;

●	the extent to which current interest in NFTs represents a speculative “bubble”;

●	general economic conditions in the United States and the world;

●	the regulatory environment relating to NFTs and blockchains; and

●	a decline in the popularity or acceptance of NFTs or other digital assets.

The NFT industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of NFTs.

The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks or blockchain assets may adversely impact the value of NFTs. The value of specific NFTs relies on the development, general acceptance and adoption and usage of the applicable blockchain network which depends on ability to readily access the applicable network.

The prices of digital assets are extremely volatile.

Decreases in the price of even a single other digital asset may cause volatility in the entire digital asset industry and may affect the value of other digital assets, including any NFTs that may be available through our metaverse platform.  For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in a well-known digital asset may affect the industry as a whole and may also cause the price of other digital assets, including NFTs, to fluctuate.

Expansion of our operations into new products, services and technologies, including content categories, is inherently risky and may subject us to additional business, legal, financial and competitive risks.

Historically, we have been a digital media platform and content-driven e-commerce company. Further expansion of our operations and development of our CHEERS platforms to be incorporated into our metaverse platform involves numerous risks and challenges, including potential new competition, increased capital requirements and increased marketing spent to achieve customer awareness of these new products and services. Growth into additional content, product and service areas may require changes to our existing business model and cost structure and modifications to our infrastructure and may expose us to new regulatory and legal risks, any of which may require expertise in areas in which we have little or no experience. There is no guarantee that we will be able to generate sufficient revenue from sales of such products and services to offset the costs of developing, acquiring, managing and monetizing such products and services and our business may be adversely affected.

If we cannot continue to innovate technologically or develop, market and sell new products and services, or enhance existing technology and products and services to meet customer requirements, our ability to grow our revenue could be impaired.

Our growth largely depends on our ability to innovate and add value to our existing creative platform and to provide our customers and contributors with a scalable, high-performing technology infrastructure that can efficiently and reliably handle increased customer and contributor usage globally, as well as the deployment of new features. For example, NFTs require additional capital and resources. Without improvements to our technology and infrastructure, our operations might suffer from unanticipated system disruptions, slow performance or unreliable service levels, any of which could negatively affect our reputation and ability to attract and retain customers and contributors. We are currently making, and plan to continue making, significant investments to maintain and enhance the technology and infrastructure and to evolve our information processes and computer systems in order to run our business more efficiently and remain competitive. We may not achieve the anticipated benefits, significant growth or increased market share from these investments for several years, if at all. If we are unable to manage our investments successfully or in a cost-efficient manner, our business and results of operations may be adversely affected.

The value of NFT is uncertain and may subject us to unforeseeable risks.

NFTs are unique, one-of-a-kind digital assets made possible by certain digital asset network protocols. Because of their non-fungible nature, NFTs introduce digital scarcity and have become popular as online “collectibles,” similar to physical rare collectible items, such as trading cards or art. Like real world collectibles, the value of NFTs may be prone to “boom and bust” cycles as popularity increases and subsequently subsides. If any of these bust cycles were to occur, it could adversely affect the value of certain of our future strategies. In addition, because NFTs generally rely on the same types of underlying technologies as digital assets, most risks applicable to digital assets are also applicable to NFTs, which will subject us to general digital assets risks as described elsewhere in these risk factors.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and depending upon the activities undertaken by our customers utilizing our products and services, we and our customers may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The Securities and Exchange Commission (“SEC”) and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular asset as a security. With respect to various digital assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular asset could be deemed a “security” under applicable laws.

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale and trading of such assets. For example, a digital asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade digital assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system, or ATS, in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

If the SEC, foreign regulatory authority, or a court were to determine that a supported digital asset offered, sold, or traded by one of our customers on a platform provided by us is a security, our customer would not be able to offer such asset for trading until it was able to do so in a compliant manner, which would require significant expenditures by the customer. In addition, we or our customer could be subject to judicial or administrative sanctions for failing to offer or sell the digital asset in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, disgorgement, criminal liability, and reputational harm which could negatively impact our business, operating results, and financial condition.

Risks Related to our Corporate Structure

If the PRC government determines that our VIE Contracts do not comply with applicable regulations, or if these regulations or their interpretations change in the future, we could be subject to severe consequences, including the nullification of the VIE Contracts and the relinquishment of our interest in Horgos and Xing Cui Can.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries and VIEs established in PRC. We control and receive the economic benefits of our VIE’s business operations through the VIE Contracts. Our ordinary shares are shares of our offshore holding company instead of shares of our VIEs in China. See “Item 4. Information on the Company – C. Organizational Structure” beginning on page 72 of our 2023 Annual Report.

The VIE accounts for majority of the Company’s consolidated results of operations and cash flows for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023 and 2022, the VIE accounted for majority of the consolidated total assets and total liabilities of the Company.

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunications services and other related businesses. Under the Special Administrative Measures for Access of Foreign Investment (2021) (“Negative List (2021)”), our value-added telecommunications services and certain other businesses are considered restricted or prohibited in relation to foreign investment. To comply with PRC laws and regulations, we conduct our value-added telecommunication services and certain other businesses in China through Horgos and Xing Cui Can, based on VIE Contracts by and among (i) WFOE, (ii) Xing Cui Can and its shareholders, and (iii) Horgos and its shareholders. As a result of these VIE Contracts, we exert control over Horgos and Xing Cui Can and consolidate or combine the results of operations into our financial statements. Horgos and Xing Cui Can hold the licenses, approvals and key assets that are essential for the operations of our services.

As advised by our PRC legal counsel, each of VIE Contracts governed by PRC laws is valid and legally binding under current PRC laws. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and the PRC regulatory authorities have broad discretion in determining whether a particular contractual structure violates PRC laws and regulations.  Accordingly, the PRC regulatory authorities may ultimately take a view that is contrary to the conclusion of our PRC legal counsel. In addition, it is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we are found in violation of any PRC laws or regulations or if the VIE Contracts are determined as illegal or invalid by any PRC court, arbitral tribunal or regulatory authorities, the relevant governmental authorities would have broad discretion in dealing with such violation, including, without limitation:

●	revoke the agreements constituting the VIE Contracts;

●	revoke our business and operating licenses related to Horgos and Xing Cui Can’s value-added telecommunications services business and certain other businesses;

●	require us to discontinue or restrict operations related to value-added telecommunications services business and certain other businesses;

●	restrict our right to collect revenue generated from value-added telecommunications services business and certain other businesses;

●	restrict or prohibit our use of the proceeds from overseas offering to finance Horgos and Xing Cui Can’s business and operations;

●	levy fines on us and/or confiscate the proceeds that they deem to have been obtained through noncompliant operations;

●	require us to restructure the operations in such a way as to compel us to establish a new enterprise, re-apply for the necessary licenses or relocate our businesses, staff and assets related to value-added telecommunications services business and certain other businesses;

●	impose additional conditions or requirements with which we may not be able to comply; or

●	take other regulatory or enforcement actions that could be harmful to our business.

Furthermore, any of the assets under the name of any record holder of equity interest in Horgos and Xing Cui Can, including such equity interest, may be put under court custody in connection with litigation, arbitration or other judicial or dispute resolution proceedings against that record holder. We cannot be certain that the equity interest will be disposed of in accordance with the VIE Contracts. In addition, new PRC laws, rules and regulations may be introduced to impose additional requirements that may impose additional challenges to our corporate structure and VIE Contracts. The occurrence of any of these events or the imposition of any of these penalties may result in a material and adverse effect on our ability to conduct the business. In addition, if the imposition of any of these penalties causes us to lose the rights to direct the activities of our consolidated affiliated entity and its subsidiary or the right to receive their economic benefits, we would no longer be able to consolidate Horgos and Xing Cui Can, thus adversely affect our results of operations.

Our VIE Contracts may not be as effective in providing operational control as direct ownership and Horgos and Xing Cui Can or their shareholders may fail to perform their obligations under our VIE Contracts.

We conduct our value-added telecommunications services business and certain other businesses in China based on the VIE Contracts by and among (i) WFOE, (ii) Xing Cui Can and its shareholders, and (iii) Horgos and its shareholders. Our revenue and cash flow from the value-added telecommunications services and certain other businesses are attributed to Horgos and Xing Cui Can. The VIE Contracts may not be as effective as direct ownership in providing us with control over Horgos and Xing Cui Can. Direct ownership would allow us, for example, to directly or indirectly exercise our rights as a shareholder to effect changes in the boards of directors of Horgos and Xing Cui Can, which, in turn, could affect changes, subject to any applicable fiduciary obligations at the management level. However, under the VIE Contracts, as a legal matter, if Horgos and Xing Cui Can or the shareholders fail to perform their respective obligations under the VIE Contracts, we may have to incur substantial costs and expend significant resources to enforce those contractual arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. For example, if the shareholders were to refuse to transfer their equity interest in Horgos and Xing Cui Can to WFOE or WFOE’s designee when WFOE exercises the call option pursuant to the VIE Contracts, or if they were otherwise to act in bad faith toward us, we might have to take legal action to compel them to perform their respective contractual obligations. In the event we are unable to enforce these VIE Contracts or we experience significant delays or other obstacles in the process of enforcing these VIE Contracts, we may not be able to effectively direct the activities of the VIEs and may lose control over the assets owned by Horgos and Xing Cui Can. As a result, we may be unable to consolidate Horgos and Xing Cui Can in our consolidated financial statements, which could materially and adversely affect our financial condition and results of operations.

Our VIE Contracts may be subject to scrutiny by the PRC tax authorities and additional taxes may be imposed. A finding that we owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

According to applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to challenge by the PRC tax authorities, additional taxes and interest may be imposed. We would be subject to adverse tax consequences if the PRC tax authorities were to determine that transactions under the VIE Contracts were not conducted on an arm’s-length basis as the PRC tax authorities have the authority to make special tax adjustments on our tax position. Such adjustments may adversely affect us by increasing our tax expenses without reducing the tax expenses of WFOE, subjecting us to late payment fees and other penalties for under-payment of taxes. Our consolidated results of operations may be adversely affected if our tax liabilities increase or if it is subject to late payment fees or other penalties.

The shareholders may potentially have a conflict of interest with us, and they may breach their contracts with us or cause such contracts to be amended in a manner contrary to our interests.

We conduct value-added telecommunications services business and certain other businesses through Horgos and Xing Cui Can. Our control over these entities is based upon the VIE Contracts with them and their shareholders that allow us to control them. The shareholders may potentially have a conflict of interest with us, and they may breach their contracts with us if they believe it would further their own interest or if they otherwise act in bad faith. We cannot assure you that when conflicts of interest arise between us and Horgos and Xing Cui Can, the shareholders will act completely in our interests or that the conflicts of interest will be resolved in our favor.

In addition, the shareholders may breach or cause Horgos and Xing Cui Can to breach the VIE Contracts. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we may invoke the right under the equity pledge agreements with the shareholders of Horgos and Xing Cui Can to enforce the equity pledge in the case of the shareholders’ breach of the VIE Contracts. For individuals who are also our directors and officers, we rely on them to abide by the laws of the Cayman Islands, which provide that directors and officers owe a fiduciary duty to the company that requires them to act in good faith and in what they believe to be the best interests of the company and not to use their position for personal gains.

The shareholders may also be involved in personal disputes with third parties or other incidents that may have an adverse effect on their respective equity interests in Horgos and Xing Cui Can and the validity or enforceability of our VIE Contracts with Horgos, Xing Cui Can and the shareholders. For example, if any of the equity interests of Horgos or Xing Cui Can is inherited by a third party with whom the current VIE Contracts are not binding, we could lose our control over Horgos and Xing Cui Can or have to maintain such control by incurring unpredictable costs, which could cause significant disruption to our business and operations and harm our financial condition and results of operations.

We conduct our value-added telecommunications services and certain other businesses in the PRC through Horgos and Xing Cui Can by way of the VIE Contracts, but certain of the terms of the VIE Contracts may not be enforceable under PRC laws.

All the agreements which constitute the VIE Contracts are governed by PRC laws and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these agreements would be interpreted in accordance with PRC laws and disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions and uncertainties in the PRC legal system could limit our ability to enforce the VIE Contracts. Meanwhile, there are very few precedents and little formal guidance as to how VIE Contracts in the context of a consolidated affiliate entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration if legal action becomes necessary. In addition, under PRC laws, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce the VIE Contracts, or if we suffer significant time delays or other obstacles in the process of enforcing them, it would be very difficult to effectively direct the activities of Horgos and Xing Cui Can, and our ability to conduct our business and our financial condition and results of operations may be materially and adversely affected.

If we exercise the option to acquire equity ownership of Horgos and Xing Cui Can, the ownership transfer may subject us to certain limitations and substantial costs.

Pursuant to the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises (the “FITE Regulations”) promulgated by the State Council and last amended in March 2022, foreign investors are not allowed to hold more than 50% of the equity interests of any company providing value-added telecommunications services, including ICP services, unless otherwise stipulated by the State. If the PRC laws allow foreign investors to invest in value-added telecommunications enterprises like us in China, we may unwind the VIE Contracts and exercise the option to acquire equity ownership of Horgos and Xing Cui Can.

Pursuant to the VIE Contracts, WFOE, or its designated person, has the exclusive right to purchase all or any part of the equity interests in Horgos and Xing Cui Can from the shareholders at the price equivalent to the lowest price then permitted under PRC law at the time of exercise. If such a transfer takes place, the competent tax authority may require WFOE to pay enterprise income tax for ownership transfer income with reference to the market value, in which case the amount of tax could be substantial.

Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress (“NPC”) promulgated the PRC Foreign Investment Law, which took effect on January 1, 2020. Since it is relatively new, substantially uncertainties exist in relation to its interpretation and implementation. The PRC Foreign Investment Law does not explicitly classify whether consolidated affiliated entities that are controlled through VIE Contracts would be deemed as foreign invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for VIE Contracts as a form of foreign investment, at which time it will be uncertain whether our VIE Contracts will be deemed to be in violation of the market access requirements for foreign investment in the PRC and if yes, how our VIE Contracts should be dealt with.

The PRC Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the special management measures (negative list) for the access of foreign investment (the “Negative List”). The PRC Foreign Investment Law provides that (i) foreign-invested entities operating in “restricted” industries are required to obtain market entry clearance and other approvals from relevant PRC government authorities;(ii) foreign investors shall not invest in any industries that are “prohibited” under the Negative List. If our control over Horgos and Xing Cui Can through VIE Contracts are deemed as foreign investment in the future, and any business of Horgos and Xing Cui Can is “restricted” or “prohibited” from foreign investment under the Negative List effective at the time, we may be deemed to be in violation of the PRC Foreign Investment Law, the VIE Contracts that allow us to have control over Horgos and Xing Cui Can may be deemed as invalid and illegal, and we may be required to unwind such VIE Contracts and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing VIE Contracts, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

We rely on the approval certificates and business license held by us for our advertising operation, e-commerce and certain other business and any deterioration of the relationship between Horgos and Xing Cui Can could materially and adversely affect our business operations.

We operate our advertising operation, e-commerce and certain other business in the PRC on the basis of the approval certificates, business license and other requisite licenses held by us. There is no assurance that we will be able to renew our licenses or certificates when their terms expire with substantially similar terms as the ones it currently holds.

Further, our relationship with Horgos and Xing Cui Can is governed by the VIE Contracts, which is intended to provide us with the ability to direct the business operations of Horgos and Xing Cui Can. However, the VIE Contracts may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. If we violate the VIE Contracts, go bankrupt, suffer from difficulties in our business or otherwise become unable to perform our obligations under the VIE Contracts and, as a result, our operations, reputations and business could be severely harmed.

Risks Relating to Doing Business in China

The recent state government interference into business activities on U.S. listed Chinese companies may negatively impact our existing and future operations in China.

Recently, the Chinese government announced that it would step up supervision of Chinese companies listed offshore. Under the new measures, China will improve regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, China will also check sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several U.S.-listed tech giants focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer data.

We are headquartered and have operations in China. We currently use variable interest entities to execute our business plan and to conduct our China-based operations. Further our major shareholders are located in China. Therefore there is always a risk that the Chinese government may in the future seek to intervene or influence operations of any company with any level of operations in China, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. In light of China’s recent announcements, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The Chinese government may intervene or influence the Company’s current and future operations in China at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves.

If any or all of the foregoing were to occur, this could lead to a material change in the Company’s operations and/or the value of its common stock and/or significantly limit or completely hinder its ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

We face risks related to health epidemics and other outbreaks, which could significantly disrupt our operations.

The spread of a novel strain of coronavirus (COVID-19) around the world in the first quarter of 2020, which was declared a pandemic by the World Health Organization in March 2020, has caused significant volatility in China and international markets. In early 2020, in response to intensifying efforts to contain the spread of COVID-19, the Chinese government took a number of actions, which included, among others, extending the Chinese New Year holiday, quarantining and otherwise treating individuals in China who had contracted COVID-19, asking residents to remain at home and to avoid gathering in public. Currently, there is no generally recognized anti-viral treatment for COVID-19. While such restrictive measures have been gradually lifted, relaxation of restrictions on economic and social life may lead to new cases which may lead to the re-imposition of restrictions. Re-imposition of restrictive measures could adversely affect our operations.

The extent to which the COVID-19 pandemic may further impact our business and financial performance will depend on future developments, which are highly uncertain and largely beyond our control. Even if the economic impact of COVID-19 gradually recedes, the pandemic will have a lingering, long-term effect on business activities and consumption behavior. There is no assurance that we will be able to adjust our business operations to adapt to these changes and the increasingly complex environment in which we operate.

We are subject to PRC laws or regulations that govern our industry.

We are subject to administrative regulatory authorities and applicable laws in the PRC to operate our business. In order to operate our business we are required to obtain licenses and permits by various governmental agencies. We will not be able to operate some of our businesses if we lose our licenses and permits, which will adversely affect our business.

We are subject to risks relating to the nature of China’s advertising industry, including frequent and sudden changes in advertising proposals.

The nature of the advertising business in China is such that sudden changes in advertising proposals and actual advertisements are frequent. In China, television stations, as the advertising publisher, remain responsible for the content of advertisements, and as a result, television stations may reject or recommend changes to the content of advertisements. We strive to minimize problems related to work for clients by encouraging the conclusion of basic written agreements, but we are exposed to the risk of unforeseen incidents or disputes with advertising clients. In addition, similar to other companies in our industry in the PRC where relationships between advertising clients within a particular industry and advertising companies are not typically exclusive, we are currently acting for multiple clients within a single industry in a number of industries. If this practice in China is to change in favor of exclusive relationships and if our efforts to respond to this change are ineffective, our business, results of operations and financial condition could be materially and adversely affected.

China regulates media content extensively and it may be subject to government actions based on the advertising content it designs for advertising clients or services it provides to them.

PRC advertising laws and regulations require advertisers, advertising operators and advertising publishers, including our businesses, to ensure that the advertisements shall not contain any false or misleading content and their advertising activities shall be in full compliance with applicable laws, rules and regulations. Violation of these laws, rules or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke our business license. In addition, such non-compliance can constitute a violation of criminal law and criminal proceedings could be brought against us as a result.

Our business includes assisting advertising clients in designing and producing advertisements, as well as executing their advertising campaigns. We act as agent for our clients in dealing with television channels, or other media on whose platform our clients want to display their advertisements. Under our agreements with television channels or other media, we are typically responsible for the compliance with applicable laws, rules and regulations with respect to advertising content that it provide to the media. In addition, some of our advertising clients provide completed advertisements for us to display on the television channels. Although these advertisements are subject to internal review and verification, their content may not fully comply with applicable laws, rules and regulations. Further, for advertising content related to special types of products and services, such as pharmaceuticals and medical procedures, pesticides and health products, we are required to confirm that our clients have obtained requisite government approvals and/or these advertisements must not contain specific content. We endeavor to comply with such requirements, including by requesting relevant documents from the advertising clients and employing qualified advertising inspectors who are trained to review advertising content for compliance with applicable PRC laws, rules and regulations. However, we cannot assure you that violations or alleged violations of the content requirements will not occur with respect to our operations. If the relevant PRC governmental agencies determine the content of the advertisements that we represent violated any applicable laws, rules or regulations, we could be subject to penalties, which may harm our reputation and may divert significant amounts of our management’s time and other resources. It may be difficult and expensive to defend against such proceedings. Although our agreements with our clients normally require them to warrant the fairness, accuracy and compliance with relevant laws and regulations of their advertising content and agree to indemnify us for violations of these warranties, these contractual remedies may not cover all of our losses resulting from governmental penalties. Violations or alleged violations of the content requirements could also harm our reputation and impair our ability to conduct and expand our business.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in the PRC. WFOE, our PRC operating subsidiary, is a wholly foreign-owned enterprise and is subject to laws and regulations applicable to foreign investment in the PRC as well as laws and regulations applicable to foreign-invested enterprises. WFOE is a privately owned company and is subject to various PRC laws and regulations that are generally applicable to companies in the PRC. These laws and regulations are still evolving, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protections that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we may enjoy in the PRC legal system than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts that we have entered into. As a result, these uncertainties could materially and adversely affect our business and operations.

Substantial uncertainties in relation to the regulatory administration and governmental policies of NFTs and metaverse could have a significant impact upon the cost, performance and prospect of the operation of the NFTs and metaverse related businesses in which we will engage in the future.

The NFTs and metaverse industry is an important part of our future business plan. For instance, we intend to launch metaverse experience centers which will give user the opportunity to experience the virtual world firsthand and to be able to create their own NFTs. We also plan to adopt NFT technology to help guard the copyrights of the platform’s original content in the CHEERS video platform. Additionally, we will leverage our CHEERS ecosystem, blockchain technologies, and strategic collaborations with various partners to develop a metaverse platform that features a virtual world containing immersive experiences.

While the NFTs and metaverse have been rapidly developing businesses in China with more and more market participants, few laws or regulations has been promulgated in this regard. In the past, Chinese government promulgated a series of regulations and policies to prohibit or restrict the offering and trading of virtual currency, and some local regulatory authorities issued guiding opinions on promoting the construction of the city’s metacosmic standard system. However, there is no specific law or regulation has been published in the PRC to regulate the NFTs and metaverse related businesses. As such, we cannot be certain whether and when new laws, regulations or policies could be enacted by the governmental authorities to regulate the businesses, and whether our operation of those businesses could satisfy the regulatory requirements from the governmental authorities. Moreover, new laws or regulations with respects to the NFTs or metaverse could subject us to substantial costs to comply those rules, or penalties, suspension or even termination of those businesses in the event of we fail to comply with those rules, which could substantially affect our cost, performance and prospect of those businesses.

In addition, as there is no clear regulatory laws or regulations in relation to the NFTs and metaverse in China, the legal protection of NFTs and metaverse assets may not be as effective as those of other properties. In the event that the NFTs and metaverse assets owned by our customers or us are subject to infringement, theft or other adverse effects without proper legal remedies, our business operation of those businesses and/or our reputation could be adversely affected.

Delays in issuing invoices due to China taxing authorities may materially and adversely affect our cash flow.

Companies operating in China may be required to obtain VAT invoices in advance from the Chinese tax authorities in order to collect the dues from our customers according to their contractual arrangement. To accomplish this, companies submit invoices to the Chinese tax authorities and await for the VAT invoices to be issued. Upon receipt, it sends the VAT invoices to the customers for payment. From time to time, the Chinese tax authority may delay issuing the VAT invoices because the amount of the company’s invoices exceeded the quotas previously granted for the VAT invoices for that period of time. Such quotas are set by the Chinese tax authorities based on the amount of invoices issued by the company over a period of time pursuant to the company’s past business operation, which quotas are adjusted periodically. As such, for fast growing companies like ours, our invoices may periodically exceed the current quota granted which results in a delay in obtaining VAT invoices impacting our ability to timely invoice and collect our accounts receivable from our clients. To address this challenge, we have taken an active role in reaching out to the Chinese tax authorities to explain the company’s fast growth which is outpacing the quota needed to timely obtain VAT invoices. In addition, we are working closely with our clients to receive payments before VAT invoices are issued. However, if we are unable to timely increase our quota resulting in delays in issuing VAT invoices or our clients are unable or unwilling to make payments before receipt of VAT invoices, it may suffer delays in collecting our accounts receivable and hence affect our cash flow.

Competition in our industry is growing and could cause us to lose market share and revenues in the future.

We may face growing competition in our industry and we believe that the market is becoming more competitive as this industry matures and begins to consolidate. Some of our competitors have larger and more established user bases and substantially greater financial, marketing and other resources than us. As a result, we could lose market share and our revenues could decline, thereby affecting our earnings and potential for growth.

Our business depends on the continuing efforts of our management. If it loses their services, our business may be severely disrupted.

Our business operations depend on the continuing efforts of our management, particularly the executive officers named in this document. If one or more of our management were unable or unwilling to continue their employment with us, we might not be able to replace them in a timely manner, or at all. We may incur additional expenses to recruit and retain qualified replacements. Our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected. In addition, our management may join a competitor or form a competing company. We may not be able to successfully enforce any contractual rights we have with our management team, in particular in China, where all of these individuals reside and where our business is operated through our subsidiary and the VIE Contracts. As a result, our business may be negatively affected due to the loss of one or more members of our management.

Our business may be materially adversely impacted by the global financial crisis and economic downturn.

We operate our business in the PRC. Any future global financial crisis and economic downturn may materially adversely impact our business, financial condition, results of operations and prospects in a number of ways, including:

●	we may face severe challenges, loss of customers and other operation risks during the global financial crisis and economic downturn; and

●	financing and other sources of liquidity may not be available on reasonable terms or at all.

These risks may be exacerbated in the event of a prolonged economic downturn or financial crisis.

A severe and prolonged global economic recession and the slowdown in the Chinese economy may adversely affect our business, results of operations and financial condition.

The growth of the Chinese economy has slowed down since 2012 compared to the previous decade and recovered in 2021. According to the National Bureau of Statistics of China, China’s gross domestic product (GDP) growth was 3.0% in 2022. There is considerable uncertainty over the long-term effects of the monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. In addition, there have also been concerns on the relationship between China and the U.S. following rounds of tariffs imposed by the U.S. and retaliatory tariffs imposed by China and concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any prolonged slowdown in the global or Chinese economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Any adverse changes in political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

The Company is a holding company and all of our operations are entirely conducted in the PRC. China’s economy differs from the economies of most other countries in many respects, including the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. The PRC government exercises significant control over China’s economic growth by allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the Chinese economy, which could materially adversely affect our business.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the laws and regulations applicable to foreign investments in China. Since 1979, the Chinese government began to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 40 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot clearly foresee the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

The Second Session of the Thirteen National People’s Congress of the People’s Republic of China voted to adopt the Foreign Investment Law of the People’s Republic of China (“the Foreign Investment Law”) on March 15, 2019, which came into effect on January 1, 2020. The current three major foreign investment laws (the Sino-Foreign Equity Joint Venture Law, Sino-Foreign Cooperative Joint Venture Law and Wholly Foreign Owned Enterprise Law) were replaced by the Foreign Investment Law on January 1, 2020.

The Foreign Investment Law expressly stipulated that “the State protects foreign investors’ investment, earnings and other legitimate rights and interests within the territory of China pursuant to the present Law;” “foreign investors may, according to the present Law, freely remit into or out of China, in Renminbi or any other foreign currency, their contributions, profits, capital gains, income from asset proposal, intellectual property royalties, lawfully acquired compensation, indemnity or liquidation income and so on within the territory of China;” “Foreign investors shall not invest in any field with investment prohibited by the negative list for foreign investment access. Foreign investors shall meet the investment conditions stipulated under the negative list for any field with investment restricted by the negative list for foreign investment access;” “In formulating normative documents concerning foreign investment, the people’s governments at all levels and their departments concerned shall comply with laws and regulations, and if there are no laws or administrative regulations to serve as the basis, they shall not impair foreign-invested enterprises’ legitimate rights and interests or increase their obligations, set any market access and exit conditions, or intervene the normal production and operation activities of any foreign-invested enterprise.”

It is unclear how the Foreign Investment Law will be implemented in practice by the PRC government authorities. Comparing with the Draft Foreign Investment Law of the People’s Republic of China published in 2015, the Foreign Investment Law does not include the following expression of ‘control or acquire equities of an enterprise within the territory of China through contractual arrangements, including but not limited to contracts and trust agreements.’ Whether the offshore companies controlled by the PRC investors through variable interest entities structure will be deemed a foreign investment remains to be seen.

Fluctuations in the foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

The value of the RMB against the U.S. dollar and other currencies may fluctuate. Exchange rates are affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed our policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over three years. From July 2008 until June 2010, however, the RMB traded stably within a narrow range against the U.S. dollar. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the RMB against foreign currencies. On June 20, 2010, the PBOC announced that the PRC government would reform the RMB exchange rate regime and increase the flexibility of the exchange rate. On August 11, 2015, the PBOC led central parity quoting banks to further improve the formation mechanism of the RMB against the US dollar, indicating that the central parity quoting price shall be decided with reference to the closing price on the previous trading day. On December 11, 2015, the China Foreign Exchange Trade System launched the RMB exchange-rate index, which strengthened the reference to a currency basket to better maintain the stability of the RMB exchange rate against the currencies in the basket. As a result, the CNY/USD central parity formation mechanism of “closing rate + exchange-rate movements of a basket of currencies” was developed. In June 2016, the Foreign Exchange Self-Disciplinary Mechanism was established, allowing financial institutions to play a more important role in maintaining orderly operations in the foreign-exchange market and in an environment for fair competition. In February 2017, the Foreign Exchange Self-Disciplinary Mechanism adjusted the reference period for the central parity against the currency basket from 24 hours ahead of submitting the quotes to 15 hours between the closing on the previous trading day and the submission of the quotes, which avoided repeated references to the daily movements of the USD exchange rate in the central parity of the following day. In general, the RMB exchange-rate central parity formation mechanism has been improving, which has effectively improved the rule-based, transparent, and market-oriented nature of RMB exchange-rate policies and has played an active role in stabilizing exchange-rate expectations. The flexibility of the RMB exchange rate against the US dollar was further strengthened, exhibiting larger two-way fluctuations. We cannot predict how this new policy and mechanism will impact the RMB exchange rate.

Our revenues and costs are mostly denominated in the RMB, and a significant portion of our financial assets are also denominated in the RMB. Any significant fluctuations in the exchange rate between the RMB and the U.S. dollar may materially adversely affect our cash flows, revenues, earnings and financial position, and the amount of and any dividends, if any, it may pay on our ordinary shares in U.S. dollars. In addition, any fluctuations in the exchange rate between the RMB and the U.S. dollar could result in foreign currency conversion losses for financial reporting purposes.

It may be difficult to protect interests and exercise rights as a shareholder since we conduct all of our operations in China, and all of our officers and our Chairman reside outside of the United States.

The Company was incorporated in the Cayman Islands and it conducts all of our operations in China through Horgos, Xing Cui Can and their subsidiaries, our consolidated VIEs in China. In addition, all of our officers and our chairman reside outside of the United States and substantially all of the assets of those persons are located outside of the United States. As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against our management or major shareholders than those shareholders of a corporation doing business entirely or predominantly within the United States.

Future inflation in China may inhibit economic activity and adversely affect our operations.

The Chinese economy has experienced periods of rapid expansion in recent years, which can lead to high rates of inflation or deflation. This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any action on the part of the PRC government that seeks to control credit and/or prices may materially adversely affect our business operations.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37(《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014]37号) ), which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign- currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our operating entity or finance our operating entity by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, including from the proceeds of this offering, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

The approval, record filing and/or other requirements of China Securities Regulatory Commission or other PRC governmental authorities may be required in connection with our contractual arrangement and overseas offering under PRC rules, regulations or policies, especially with the promulgation of the new filing-based administrative rules for overseas offering and listing by domestic companies in China, and, if required, we cannot predict whether or how soon we will be able to obtain such approval, complete the record filing or fulfil other governmental requirements.

On December 27, 2021, the National Development and Reform Commission and the Ministry of Commerce issued the Negative List (2021 version), which became effective as of 1 January 2022. According to the Negative List (2021 version), where a domestic enterprise engaging in any industries that are “prohibited” under the Negative List (2021 version) intends to issue shares abroad and list for trading, it shall be examined and approved by the relevant competent departments of the state. In addition, foreign investors are prohibited from participating in the management of such enterprise and shall not hold more than 10% equity interest in such enterprise by each foreign investor and its affiliated parties or 30% equity interest by all foreign investors. According to press releases issued by the National Development and Reform Commission (“NDRC”) in relation to the Negative List (2021 version), the above provisions are only applicable to the direct overseas listing of domestic enterprises engaged in the prohibited investment field, and no adjustment will be made to the shareholding percentage by foreign investors in relation to existing listed companies that do not meet the aforementioned shareholding percentage requirement.

As advised by our PRC legal counsel, based on its understanding of the PRC Laws and our corporate structure up to the date of this prospectus, notwithstanding NDRC’s statement on the press releases, it is uncertain whether the abovementioned approval and management requirements apply to companies like us which already listed abroad prior to coming into force of the new Negative List, and there is no detailed rules in connection with relevant requirements or procedures to obtain approval from relevant competent departments of the state. However, if relevant governmental authority determines or new future rules provides that we are required to obtain the approval and/or abide by the management requirement, we would have to apply for such approval and/or adjust our current management mechanism. There is no assurance that we will be able to obtain such approval in time or at all. Further, compliance with the new management requirement may hamper the efficiency or capacity of our management, the rights currently entitled by our foreign investors, and could subject us to substantial costs. If we fail to obtain the approve as required or in a timely manner, our contractual arrangement may be deemed illegal and ordered to be cancelled by relevant government authorities, and other administrative measures or penalties may be imposed on us, which could materially and adversely affect our business, financial condition, and results of operations.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which has come into force since March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC as per requirement of the Trial Administrative Measures. Where a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities subsequently, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to CSRC within 3 working days after the occurrence and public disclosure of such event.

The noncompliance of the filling requirements will lead to penalties imposed on the Chinese domestic enterprises, the controlling shareholder, the actual controller and other related responsible persons and the potential penalties for the variable interest entities include fines within the range between RMB 0.5 million and RMB 10 million. According to the New Administrative Rules Regarding Overseas Listings, if we seek any future offerings on Nasdaq Stock Market or seek issuance and listing on other overseas markets or if any major events occur, as stipulated in the New Administrative Rules Regarding Overseas Listings, we will be required to report to the CSRC. There is no assurance that we will be able to get the clearance of filing or report procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

Our VIEs and their subsidiaries may be liable for improper collection, use or appropriation of personal information provided by our customers.

Though our Cheers e-Mall internet platform, we collect and retain large volumes of internal and customer data, including personal information as our various information technology systems enter, process, summarize and report such data. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. Our VIEs and their subsidiaries are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

According to the applicable PRC laws and regulations in relation to cybersecurity and data security, data processing includes, in a broad sense, among others, the collection or access, processing, transmission and related data activities.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law (《中华人民共和国网络安全法》), which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In December 28, 2021, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on February 15, 2022. According to the Cybersecurity Review Measures, the procurement of any network product or service by an operator of critical information infrastructure or the conducting of data processing activities by a network platform operator, that affects or may affect national security, shall be subject to a cybersecurity review under the Measures. A network platform operator that possess personal information of more than one million users must apply to the Cybersecurity Review Office set up under the CAC for a cybersecurity review when it seeks to list overseas.

As advised by our PRC legal counsel, and based on its understanding of the Measures for Cybersecurity Review (2021) which became effective on February 15, 2022 and replace the Measures for Cybersecurity Review promulgated on April 13, 2020, our VIEs and their subsidiaries are currently not required to apply for a cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under Article 7 of the measures, pursuant to which online platform operators possessing personal information of more than 1 million users which intend to go public abroad shall apply to the CAC for a cybersecurity review, because we listed our ordinary shares on the Nasdaq before the effective date of the measures on February 15, 2022. Under the Measures for Cybersecurity Review (2021), our VIEs and their subsidiaries could be subject to cybersecurity review with the CAC if it is determined that our VIEs or their subsidiaries constitute critical information infrastructure operators and intend to procure a network product or service that affects or could affect national security. Further, as the measures are newly revised and there remains uncertainty as to the interpretation and implementation thereof, we are uncertain whether our VIEs or their subsidiaries would be subject to a cybersecurity review when we offer or list new shares or carry out other financing activities in the capital market. As of the date of this prospectus, our VIEs and their subsidiaries have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. Our VIEs and their subsidiaries may also be subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Draft Regulation”) are enacted as proposed, if our VIEs or their subsidiaries are recognized as online platform operators which possess massive data resources in connection with national security, economic development and public interests and carry out merger, restructuring, split that affects or could affect national security or carry out other data processing activities that affects or may affect national security.

Recently, certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, we, our subsidiaries, and our VIEs and their subsidiaries have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, as there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we cannot assure you that we would not be subject to such cybersecurity review requirement, and if so, that we would be able to pass such review. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations.

The PRC governmental authorities have promulgated, among others, the Personal Information Protection Law of the People’s Republic of China（《中华人民共和国个人信息保护法》）, Data Security Law of the People’s Republic of China（《中华人民共和国数据安全法》）, Measures for Cyber Security Review (《网络安全审查办法》) and Measures for the Security Assessment for Cross-border Transfer of Data 《数据出境安全评估办法》）to ensure cyber security, data and personal information protection and cross-border data transmission. Recently, the CAC had further proposed Draft Regulations on the Network Data Security Administration (Draft for Comments) (《网络数据安全管理条例（征求意见稿）》) (the “Draft Regulation”) for public comments, which provided guidance on the potential cybersecurity review scope.

We attach great importance to data security, cyber security and personal information protection, and the evolvement of applicable PRC laws and regulations therewith. As of the date of this prospectus, Horgos, our main PRC operating entity, has implemented comprehensive internal policies and measures on protection of cyber security, data privacy and personal information to make sure its compliance with relevant PRC laws and regulations.

As of the date of this prospectus, (i) there had been no material incident of data or personal information leakage, infringement of data protection and privacy laws and regulations or investigation or other legal proceeding, pending or threatened against us initiated by competent government authorities or third parties, that will materially and adversely affect the business of us; (ii) we have not received any investigation, notice, warning, penalty or sanction from applicable government authorities (including the CAC) with regard to our business operations concerning any issues related to cybersecurity and data security; (iii) we have not been involved in any suits, judicial review, enquiry, or other legal proceedings initiated by applicable governmental authorities in relation to any violation of applicable regulations or policies that have been issued by the CAC.

While we take various measures to comply with all applicable data privacy and protection laws and regulations, there is no guarantee that our current security measures and those of our third-party service providers may always be adequate for the protection of our customer, employee or company data; and like all companies, we have experienced data incidents from time to time. In addition, given the size of our customer base and the types and volume of personal data on our system, we may be a particularly attractive target for computer hackers, foreign governments or cyber terrorists. Unauthorized access to our proprietary internal and customer data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third-party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and customer data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Unauthorized access to our proprietary internal and customer data may also be obtained through inadequate use of security controls. Any of such incidents may harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements from time to time.

Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of our customers’ data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, diminished customer experience, loss of customer confidence and trust, impairment of our technology infrastructure, and harm our reputation and business, resulting in significant legal and financial exposure and potential lawsuits and could cause the value of such securities to significantly decline or be worthless. In addition, any violation of the provisions and requirements under relevant laws and regulations with respect to cyber security, data security and personal information protection may subject us to rectifications, warnings, fines, confiscation of illegal gains, suspension of the related business, revocation of licenses, cancellation of qualifications being entered into the relevant credit record or even criminal liabilities.

As for the Draft Regulation issued by CAC recently, as advised by our PRC legal counsel, since effective version of the Draft Regulation (especially its operative provisions) has not been officially issued as of the date of this prospectus, its anticipated adoption or effective date are subject to further changes with substantial uncertainty. We will continue to pay close attention to the legislative and regulatory developments in data security and comply with the latest regulatory requirements.

Uncertainties exist with respect to the enactment timetable, interpretation and implementation of the laws and regulations with respect to online platform business operation.

Though our Cheers e-Mall, we operate an online platform and are subject to various internet-related laws and regulations. These internet-related laws and regulations are relatively new and evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties.

For example, On February 7, 2021, the Anti-monopoly Commission of the State Council, promulgated Guidelines to Anti-Monopoly in the Field of Platform Economy, or the Anti-Monopoly Guidelines for Platform Economy. The Anti-Monopoly Guidelines for Platform Economy provides operational standards and guidelines for identifying certain internet platforms’ abuse of market dominant position which are prohibited to restrict unfair competition and safeguard users’ interests, including without limitation, prohibiting personalized pricing using big data and analytics, selling products below cost without reasonable causes, actions or arrangements seen as exclusivity arrangements, using technology means to block competitors’ interface, using bundle services to sell services or products. In addition, internet platforms’ compulsory collection of user data may be viewed as abuse of dominant market position that may have the effect to eliminate or restrict competition. In August 2021, the Standing Committee of the National People’s Congress officially promulgated the Personal Information Protection Law, which has come into effect in November, 2021. The Personal Information Protection Law provides the basic regime for personal information protection, including without limitation, stipulating an expanded definition of personal information, providing a long-arm jurisdiction in cross-border scenarios, emphasizing individual rights, and prohibiting rampant infringement of personal information, such as stealing, selling, or secretly collecting personal information. In addition, on June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which took effect in September 2021. The Data Security Law, among others, provides for security review procedures for data activities that may affect national security. Furthermore, Measures for Cybersecurity Review, which became effect on February 15, 2022, set forth the cybersecurity review mechanism for critical information infrastructure operators and Internet platform operators, and provide that Internet platform operators that possess the personal data of over one million users must apply for a review by the Cyber Security Review Office, if they plan listing of companies in foreign countries.

Our VIEs and their subsidiaries could be subject to cybersecurity review by CAC and other relevant PRC regulatory authorities and be required to change our existing practices in data privacy and cybersecurity matters at substantial costs. During such cybersecurity review, we may be required to stop providing services to our customers, and such review could also result in negative publicity to us and diversion of our managerial and financial resources.

On August 31, 2018, the Standing Committee of the National People’s Congress promulgated the E-commerce Law, which came into effect on January 1, 2019. The E-commerce Law imposes a series of requirements on e-commerce operators including e-commerce platform operators, merchants operating on the platform and the individuals and entities carrying out business online. The governance measures our PRC subsidiary adopted in response to the enhanced regulatory requirements may fail to meet these requirements and may lead to penalties or our loss of merchants to those platforms, or to complaints or claims made against us by customers on our platforms.

As there are uncertainties regarding the enactment timetable, interpretation and implementation of the existing and future internet-related laws and regulations, we cannot assure you that our business operations will comply with such regulations in all respects and we may be ordered to terminate certain of our business operations that are deemed illegal by the regulatory authorities and become subject to fines and/or other sanctions.

The approval of the China Securities Regulatory Commission or other PRC regulatory agencies may be required in connection with overseas listings like our company under PRC law.

The Regulations on Mergers of Domestic Enterprises by Foreign Investors, or the M&A Rules, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have acquired PRC domestic companies’ equities with the special purpose vehicles’ shares to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. As advised by our PRC legal counsel, based on its understanding of the rules and the Company’s corporate structure up to the date of this prospectus, it is of the opinion that CSRC approval is not required as the Company is not a special purpose vehicle which have acquired PRC domestic companies’ equities with its shares prior to the listing of its shares on the Nasdaq Stock Market. However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented by the relevant PRC authorities, and the opinions summarized above will be subject to any new PRC laws, rules and regulations or detailed implementations and interpretations in any form relating to overseas listing of SPVs like the Company. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel. If CSRC approval is required, it is uncertain how long it will take for us to obtain such approval, and any failure to obtain or a delay in obtaining CSRC approval for this registration may subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Furthermore, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, pursuant to which PRC regulators are required to accelerate rulemaking related to overseas issuance and listing of securities, and improvement to the laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures have been or are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law, including (i) the Measures for the Security Assessment for Cross-border Transfer of Data promulgated in July 2022 and effective from September 1, 2022, which requires security review before transferring personal information and important data out of China in specific situations, and (ii) the Cybersecurity Review Measures promulgated in December 2021 and effective from February 15, 2022, which provides that, among others, a network platform operator that possesses personal information of more than one million users must apply to the Cybersecurity Review Office for a cybersecurity review when it seeks to list overseas, and that the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital raising activities and our PRC subsidiary may become subject to more stringent requirements with respect to matters including data privacy, and cross-border investigation and enforcement of legal claims.

As of the date of this prospectus, we have not received any inquiry, notice, warning, sanction or any regulatory objection to our current listing on a U.S. exchange from the CSRC, the CAC or any other PRC authorities that have jurisdiction over our operations. Notwithstanding the foregoing, our PRC legal counsel has advised us that, the current PRC laws and regulations related to overseas securities registration and other capital markets activities are constantly changing and some regulations are newly promulgated, for instance, the promulgation of the new filing-based administrative rules by the CSRC for overseas offering and listing by domestic companies in China, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities registration and other capital markets activities. If it is determined in the future that CSRC, the CAC or other approval were required for overseas listings like our company, our PRC subsidiary may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this registration into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the Stocks. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt our current listing on a U.S. exchange. In addition, if the CSRC, the CAC or other regulatory agencies later promulgate new rules requiring that our PRC subsidiary obtaining their approvals, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on our business and operating results.

The M&A Rules set forth complex procedures for acquisitions conducted by foreign investors, which could make it more difficult to pursue growth through acquisitions.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In the future, we may grow our business in part by acquiring complementary businesses. Complying with the requirements of this regulation to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM, may delay or inhibit our ability to complete such transactions. Any delay or inability to obtain applicable approvals to complete acquisitions could affect our ability to expand our business or maintain our market share. In addition, in the future, if any of our acquisitions were subject to the M&A Rules and were found not to be in compliance with the requirements of the M&A Rules, relevant PRC regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

PRC regulations relating to offshore investment activities by PRC residents and PRC citizens may increase the administrative burden we face and may subject our PRC resident beneficial owners or employees who are share option holders to personal liabilities, limit our subsidiary’s abilities to increase our registered capital or distribute profits to us, limit our ability to inject capital into our PRC subsidiary, or may otherwise expose us to liability under PRC law.

SAFE has promulgated regulations that require PRC residents and PRC corporate entities to register with local branches of SAFE or qualified banks in connection with their direct or indirect offshore investment activities. These regulations may apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that it make in the future. In accordance with the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37 (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014]37号) ), any PRC resident who is a direct or indirect shareholder of an offshore company is required to update his or her registration with the relevant SAFE branches, with respect to that offshore company, any material change involving an increase or decrease of capital, transfer or swap of shares, merger, division or other material event. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or their local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

There is uncertainty concerning under what circumstances residents of other countries and regions can be classified as a PRC resident. The PRC government authorities may interpret our beneficial owners’ status differently or their status may change in the future. Moreover, we may not be fully informed of the identities of our beneficial owners and we cannot assure you that all of our PRC resident beneficial owners will comply with SAFE regulations. The failure of our beneficial owners who are PRC residents to make any required registrations may subject us to fines and legal sanctions, and prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially adversely affected.

Restrictions on foreign exchange under PRC laws may limit our ability to convert cash derived from our operating activities into foreign currencies and may materially and adversely affect the value of your investment.

Substantially all of our revenues and operating expenses are denominated in Renminbi. Under the relevant foreign exchange regulations in the PRC, conversion of the Renminbi is permitted, without the need for SAFE approval, for “current account” transactions, which includes dividends, trade, and service-related foreign exchange transactions, subject to procedural requirements including presenting relevant documentary evidence of such transactions and conducting such transactions at designated foreign exchange banks within China who have the licenses to carry out foreign exchange business. Under our current structure, our source of funds primarily consists of dividend payments from our subsidiary in the PRC. We cannot assure you that we will be able to meet all of our foreign currency obligations or to remit profits out of China. If future changes in relevant regulations were to place restrictions on the ability of our subsidiaries to remit dividend payments, our liquidity and ability to satisfy our third-party payment obligations and our ability to distribute dividends could be materially adversely affected.

We may rely on dividends and other distributions on equity paid by our wholly-owned subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

The Company is a holding company, and it may rely on dividends from our wholly-owned subsidiaries and service, license and other fees paid to our wholly-owned subsidiary in China by Horgos and Xing Cui Can for our cash requirements, including any debt it may incur. Current PRC regulations permit our PRC subsidiary to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary, Xing Cui Can and Horgos, are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital, and they are also required to further set aside a portion of their after-tax profits to fund the voluntary reserve at the discretion of their shareholder(s). These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiary, Xing Cui Can and Horgos, incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our PRC subsidiary’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us or on the ability of Horgos and Xing Cui Can to make payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

We may be treated as a resident enterprise for PRC tax purposes under the EIT Law, which may subject us to PRC income tax for our global income and withholding for any dividends it pay to our non-PRC shareholders.

Under the Enterprise Income Tax Law (“EIT Law”), enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises,” and will generally be subject to the uniform 25% enterprise income tax rate for their global income. Although the term “de facto management bodies” is defined as “management bodies which have substantial and overall management and control power on the operation, human resources, accounting and assets of the enterprise,” the circumstances under which an enterprise’s “de facto management body” would be considered to be located in China are currently unclear. A circular issued by the State Administration of Taxation (《国家税务总局关于境外注册中资控股企业依据实际管理机构标准认定为居民企业有关问题的通知》) on April 22, 2009, provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with “de facto management bodies” located within China if the following requirements are satisfied: (1) the senior management and core management departments in charge of daily operations function mainly in the PRC; (2) financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (3) major assets, accounting books, company seals, and minutes and files of board and shareholders’ meetings are located or kept in the PRC; and (4) at least half of the enterprise’s directors or senior management with voting rights reside in the PRC. In addition, the State Administration of Taxation recently promulgated the Interim Provisions on Administration of Income Tax of Chinese-Controlled Resident Enterprise Registered Overseas (《境外注册中资控股居民企业所得税管理办法(试行)》), effective from September 1, 2011, which clarified certain matters concerning the determination of resident status, administrative matters following this determination, and competent tax authorities. These interim provisions also specify that, when an enterprise that is both Chinese-controlled and incorporated outside of mainland China, receives PRC-sourced incomes such as dividends and interests, no PRC withholding tax is applicable if such enterprise has obtained a certificate evidencing its status as a PRC resident enterprise that is registered overseas and controlled by Chinese.

Most members of our management team are based in China and are expected to remain in China. Although our offshore holding companies are not controlled by any PRC company or company group, we cannot assure you that it will not be deemed to be a PRC resident enterprise under the EIT Law and our implementation rules. If we are deemed to be a PRC resident enterprise, we will be subject to PRC enterprise income tax at the rate of 25% on our global income. In that case, however, dividend income that we receive from our PRC subsidiaries may be exempt from PRC enterprise income tax because the EIT Law and our implementation rules generally provide that dividends received by a PRC resident enterprise from our directly invested entity that is also a PRC resident enterprise is exempt from enterprise income tax. Accordingly, if we are deemed to be a PRC resident enterprise and earn income other than dividends from our PRC subsidiaries, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition, the EIT Law and implementation rules are relatively new and ambiguities exist with respect to the interpretation of the provisions relating to identification of PRC-sourced income. If we are deemed to be a PRC resident enterprise, dividends distributed to our non-PRC entity investors by us, or the gain our non-PRC entity investors may realize from the transfer of our ordinary shares, may be treated as PRC-sourced income and therefore be subject to a 10% PRC withholding tax pursuant to the EIT Law and, as a result, the value of your investment may be materially and adversely affected.

We may have exposure to greater than anticipated tax liabilities.

Under PRC laws and regulations, arrangements and transactions among business entities may be subject to audit or challenge by the PRC tax authorities. The tax laws applicable to our business activities are subject to interpretation. We could face material and adverse tax consequences if the PRC tax authorities determine that some of our business activities are not based on arm’s-length prices and adjust our taxable income accordingly. In addition, the PRC tax authorities may impose late payment fees and other penalties to us for under-paid taxes. Our consolidated net profits in the future may be materially and adversely affected if we are subject to greater than anticipated tax liabilities.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

Our VIEs and their operating subsidiaries are incorporated under and governed by the laws of the PRC. The PRC legal system is based on written statutes. Prior court decisions are encouraged to be used for reference but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China-based company, such as our company, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, our VIEs and their PRC subsidiaries may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently exerted more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such intervention in or influence on our business operations or action to exert more oversight and control over securities offerings and other capital markets activities, could adversely affect our business, financial condition and results of operations and the value of our Stocks, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The PRC legal system is evolving, and the resulting uncertainties could adversely affect us.

We conduct our business primarily through our VIEs and their subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As the legislation in China and the PRC legal system has continued to evolve rapidly over the past decades and the PRC government has made significant progress in promulgating laws and regulations related to economic affairs and matters, for example, such laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, many of these laws and regulations are relatively new and there is a limited volume of published decisions and enactments. In particular, there exist substantial uncertainties surrounding the evolvement, interpretation and enforcement of regulatory requirements of cybersecurity, data security, privacy protection, anti-monopoly as well as overseas securities offering and listing by domestic companies, and we may need to take certain corresponding measures to maintain our regulatory compliance, such as adjusting the relevant business or transactions and introducing compliance experts and talents, which may incur additional related costs and adverse impact on our business. As a result, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Therefore, there are uncertainties involved in their implementation and interpretation, and it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection available to you and us. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, it may have to expend significant resources to investigate and resolve any related issues, which could materially adversely impact our business operations and reputation.

Certain U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has been centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of certain U.S.-listed Chinese companies has sharply decreased in value. Certain companies are now subject to shareholder lawsuit and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this scrutiny, criticism and negative publicity may have on our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, it will have to expend significant resources to investigate such allegations and/or defend. This situation will be costly and time consuming and distract our management from growing our business. Such allegations may materially adversely impact our business operations and reputation.

The risk of discontinuation of our Preferential Tax Treatments.

Currently, Horgos, Horgos Glary Prosperity Culture Co., Ltd., were eligible to be exempted from income tax from 2017 to 2020, and enjoy a preferential income tax rate of 15% that are expected to last from 2021 to 2025. Glory Star (Horgos) Media Technology Co., Ltd. is eligible to be exempted from income tax from 2020 to 2024, and expected to enjoy a preferential income tax rate of 15% from 2025 to 2029, If such preferential tax is no longer available to us, the income tax rate may increase up to 25%, which could have an adverse effect on financial condition and results of operations.

As a result of the Business Combination, we will face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Circular 7. Pursuant to Circular 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and is established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, considerations include, inter alia, (i) whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; (ii) whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if income is mainly derived from China; and (iii) whether the offshore enterprise and subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature evidenced by their actual function and risk exposure. According to Circular 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Circular 7 does not apply to transactions of sales of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of Circular 7. Circular 7 may be determined by the tax authorities to be applicable to our offshore transactions or sales of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved.

Accordingly, as a result of the Business Combination, if a holder of our ordinary shares purchases our ordinary shares in the open market and sells them in a private transaction, or purchases our ordinary shares in a private transaction and sells them in the open market, and fails to comply with the SAT Circular 7, the PRC tax authorities may take actions, including requesting us to provide assistance for their investigation or impose a penalty on us, which could have a negative impact on our business operations. In addition, since we may pursue acquisitions as one of our growth strategies, and may conduct acquisitions involving complex corporate structures, the PRC tax authorities might impose taxes on capital gains or request that we submit certain additional documentation for their review in connection with any potential acquisitions, which may incur additional acquisition costs, or delay our acquisition timetable.

The PRC tax authorities have discretion under Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the equity interests transferred and the cost of investment. We may pursue acquisitions in the future that involve complex corporate structures. If we are considered a non-resident enterprise under the EIT Law and if the PRC tax authorities make adjustments to the taxable income of these transactions under Circular 7, our income tax expenses associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

New legislation or changes in the PRC labor laws or regulations may affect our business operations.

Relevant PRC labor laws or regulations could be amended or updated from time to time, and new laws or regulations may be enacted. We may be required to change our business practices in order to comply with the new or revised labor laws and regulations or adapt to policy changes. There can be no assurance that we will be able to change our business practices in a timely or efficient manner pursuant to such new requirements. Any such failure may subject us to administrative fines or penalties or other adverse consequences which could materially and adversely affect our brand name, reputation, business, financial condition and results of operations.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi (RMB) into foreign currencies and, in certain cases, on the remittance of currency out of China. We receive all of our revenues in Renminbi. Under our current corporate structure, we will primarily rely on dividend payments from the WFOE to fund any cash and financing requirements that we may have, or for the possible payment of dividends. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of the WFOE may be used to pay dividends to us. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we may need to obtain SAFE approval or complete relevant registration to use cash generated from the operations of the WFOE and VIE to pay off their respective debt in a currency other than Renminbi owed to entities outside China, if any, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at their discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, the value of your investment may be affected.

Risks Relating to our Ordinary Shares

The trading prices of our ordinary shares are likely to be volatile, which could result in substantial losses to our shareholders and investors.

The trading prices of our ordinary shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other similarly situated companies that have listed their securities in the U.S. in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of these companies’ securities after their offerings may affect the attitudes of investors toward such companies listed in the United States, which consequently may affect the trading performance of our ordinary shares, regardless of our actual operating performance. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States and other jurisdictions.

In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new product and service offerings, investments, acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

●	changes in the performance or market valuation of our company or our competitors;

●	changes in financial estimates by securities analysts;

●	changes in the number of our users and customers;

●	fluctuations in our operating metrics;

●	failures on our part to realize monetization opportunities as expected;

●	additions or departures of our key management and personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	detrimental negative publicity about us, our competitors or our industry;

●	market conditions or regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the trading volume and the price at which our ordinary shares will trade. In the past, shareholders of a public company often brought securities class action suits against the listed company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our industry. If research analysts do not establish and maintain adequate research coverage or if the analysts who cover us downgrade our ordinary shares or publish inaccurate or unfavorable research about our industry, the market price for our ordinary shares might decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

Risks related to a future determination that the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect or investigate our auditor completely.

As a public company with securities listed on the Nasdaq Capital Market, we will be required to have our financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers be subject to regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in Hong Kong and China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities due to various state secrecy laws and the revised securities law, the PCAOB currently does not have free access to inspect the work of our auditor. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

On March 24, 2021, the SEC adopted interim final amendments, which will become effective 30 days after publication in the Federal Register, relating to the implementation of certain disclosure and documentation requirements of the HFCAA (as amended by the Consolidated Appropriation Act, 2023). The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Before any registrant will be required to comply with the interim final amendments, the SEC must implement a process for identifying such registrants. As of the date of this prospectus, the SEC is seeking public comment on this identification process. Consistent with the HFCAA (as amended by the Consolidated Appropriation Act, 2023), the amendments will require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in that jurisdiction, and will also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which has been enacted under the Consolidated Appropriations Act, 2023, on December 29, 2022, as further described below.

On November 5, 2021, the SEC approved PCAOB Rule 6100, Board Determination Under the Holding Foreign Companies Accountability Act, effective immediately. The rule establishes “a framework for the PCAOB’s determinations under the HFCAA (as amended by the Consolidated Appropriation Act, 2023) that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by an authority in that jurisdiction.”

On December 2, 2021, SEC has announced the adoption of amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the adopting release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA (as amended by the Consolidated Appropriation Act, 2023). The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA). The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission, or the CSRC, and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it “was able to secure complete access to inspect and investigate audit firms in the People’s Republic of China (PRC) for the first time in history, in 2022. Therefore, on December 15, 2022, the PCAOB Board voted to vacate previous determinations to the contrary.” Notwithstanding the foregoing, uncertainties exist with respect to the implementation of these provisions and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Statement of Protocol. In addition, under the HFCAA (as amended by the Consolidated Appropriation Act, 2023), our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in the Company’s common stock being delisted. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was enacted under the Consolidated Appropriations Act, 2023, as further described below.

On December 29, 2022, the Consolidated Appropriations Act, 2023, was signed into law, which amended the HFCAA (i) to reduce the number of consecutive years that would trigger delisting from three years to two years, and (ii) so that any foreign jurisdiction could be the reason why the PCAOB does not to have complete access to inspect or investigate a company’s auditors. As it was originally enacted, the HFCAA applied only if the PCAOB’s inability to inspect or investigate because of a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, 2023, the HFCAA now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located.

The audit report included in the 2023 Annual Report for the years ended December 31, 2023 and 2022, was issued by Assentsure, a Singapore-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing Assentsure in the future or of engaging any auditor not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. If we do not engage an auditor that is subject to regular inspection by the PCAOB, our ordinary shares stock may be delisted.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. The enactment of the HFCAA and the implications of any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, and the market price of our stock could be materially adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditors in the next three years, or at all, is subject to substantial uncertainty and depends on a number of factors out of our control. If we are unable to meet the PCAOB inspection requirement in time, our stock will not be permitted for trading “over-the counter” either. Such a delisting would substantially impair your ability to sell or purchase our stock when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our stock. Also, such a delisting would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition and prospects.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Future sales of our ordinary shares, preferred shares, warrants, debt securities, units consisting of ordinary shares, preferred shares, warrants, or debt securities, or any combination of the foregoing securities in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. We have a number of shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including warrants or any combination of the securities pursuant to the shelf registration statement will dilute the ownership interest of our shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Certain shareholders have piggy back and demand registration rights with respect to their ordinary shares which we have not yet complied with. Sales of a number of ordinary shares may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to raise capital in the future.

Some of our initial shareholders are entitled to piggy back registration rights and/or demand registration rights that we register the sale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the private warrants and certain of our shareholders, officers and directors are entitled to piggy back registration rights and/or demand registration rights that we register the sale of the shares underlying the private warrants and private warrants and any securities such shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us or issued in connection with the Business Combination. Under these registration rights agreements, we are obligated to file a registration statement to registered with the SEC approximately 52.2 million ordinary shares owned by certain insiders and others as expeditiously as possible. In connection with our filing of a shelf registration statement that was declared effective on September 14, 2020, we did not register the ordinary shares held by shareholders with piggy back and/or demand registration rights. Further, on December 29, 2020, one of the investors demanded the registration of their ordinary shares. Pursuant to the registration rights agreements, we have given notice to the other investors and owners of our intent to file a registration statement and whether or not they wish to have their ordinary shares also registered with the SEC. In connection with the Public Offering, we have agreed not to file such demand registration statement with the SEC prior to April 30, 2021.

No assurance can be given that we will not be exposed to potential damages because we have not yet file the registration statement pursuant to the registration rights. Further, the registration of a significant number of ordinary shares and the ability of the holders thereof to sell their ordinary shares could have the effect of depressing our ordinary share price.

The sales of a significant number of our ordinary shares in the public market, or the perception that such sales could occur, could depress the market price of our ordinary shares.

The sales of a substantial number of our ordinary shares in the public market could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We have registered with the SEC $130 million of our securities pursuant to a shelf registration statement in which we may issue from time to time, depending on market conditions. The issuance of such securities may depress the market price of our ordinary shares and we cannot predict the effect that future sales of our ordinary shares would have on the market price of our ordinary shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because the Company is incorporated under Cayman Islands Companies Act.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our Memorandum and Articles of Association, the Cayman Islands Companies Act and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

If we fail to implement and maintain an effective system of internal control to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

Prior to our Business Combination with TKK, Glory Star was a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. Glory Star’s management has not completed an assessment of the effectiveness of its internal control over financial reporting, and its independent registered public accounting firm has not conducted an audit of its internal control over financial reporting. Following the Business Combination and in the course of auditing our combined and consolidated financial statements included in the 2023 Annual Report, we and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting, which relate to a lack of sufficient financial reporting and accounting personnel with appropriate knowledge of the generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and to prepare and review our consolidated financial statements and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements. In our 2023 Annual Report, management identified a material weakness related to our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of the generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and to prepare and review our consolidated financial statements and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements. Following the identification of the material weakness, we have taken measures, and plan to continue to take measures, to remediate these control deficiencies. See “Item 15. Controls and Procedures — Changes in Internal Control Over Financial Reporting” on page II-2 to our 2023 Annual Report. However, the implementation of these measures may not fully address these deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to correct these control deficiencies or our failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

As a public company, we are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F. In addition, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal control or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our ordinary shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements for prior periods.

We are committed to remediating its material weakness as promptly as possible. However, there can be no assurance as to when this material weakness will be remediated or that additional material weaknesses will not arise in the future. If we are unable to maintain effective internal control over financial reporting, our ability to record, process and report financial information timely and accurately could be adversely affected, which could subject us to litigation or investigations, require management resources, increase our expenses, negatively affect investor confidence in our financial statements and adversely impact our stock price.

Certain judgments obtained against the Company by our shareholders may not be enforceable.

The Company is a Cayman Islands exempted company and all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, all of the Company’s directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against the Company or against these individuals in the United States in the event that you believe that your rights have been infringed under the United States federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq could delist our ordinary shares, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

Our securities are listed on The Nasdaq Capital Market, a national securities exchange. We cannot assure you that we will be able to remain in compliance with The Nasdaq listing requirements. If The Nasdaq Capital Market delists our securities, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,001 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to the transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We were a “shell company” and are subject to additional restrictions under Rule 144 on resales of our restricted securities.

The following is a quotation from subparagraph (i)(B)(2) of Rule 144: “Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.” As a “shell company” immediately prior to the Business Combination, we will be subject to additional restrictions under Rule 144 which provides that no sales of our restricted securities could be sold until we have complied with subparagraph (i)(B)(2) of Rule 144.

There could be adverse United States federal income tax consequences to United States investors if we were or were to become a passive foreign investment company.

While we do not believe we are or will become a passive foreign investment company, or PFIC, there can be no assurance that we were not a PFIC in the past and will not become a PFIC in the future. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, we will be classified as a PFIC for United States federal income tax purposes for any taxable year if either: (i) 75% or more of our gross income for that taxable year is passive income, or (ii) at least 50% of the value (determined on a quarterly basis) of our assets for that taxable year is attributable to assets that produce or are held for the production of passive income.

Although we do not believe we were or will become a PFIC, it is not entirely clear how the contractual arrangements between us and our variable interest entities will be treated for purposes of the PFIC rules. If it were determined that we do not own the stock of our variable interest entities for United States federal income tax purposes (for example, because the relevant PRC authorities do not respect these arrangements), we may be treated as a PFIC.

If we were or were to become a PFIC, adverse United States federal income tax consequences to our shareholders that are United States investors could result. For example, if we are a PFIC, our United States investors will become subject to increased tax liabilities under United States federal income tax laws and regulations and will become subject to burdensome reporting requirements. There can be no assurance that we were not or will not become a PFIC for any taxable year. You are urged to consult your own tax advisors concerning United States federal income tax consequence on the application of the PFIC rules.

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, debt securities, units consisting of ordinary shares, preferred shares, warrants, or debt securities, or any combination of the foregoing securities in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. We have a number of shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer ordinary shares, preferred shares, debt securities, warrants to purchase ordinary shares, preferred shares, debt securities, or units consisting of a combination of any or all of these securities at an aggregate offering price of up to $200,000,000. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. Each time the selling shareholder sells any ordinary shares offered by this prospectus, the selling shareholder is required to provide you with this prospectus and any related prospectus supplement containing specific information about the selling shareholder and the terms of the ordinary shares being offered in the manner required by the Securities Act. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation Of Documents By Reference” before investing in any of the securities offered.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of December 31, 2023. The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with, and is qualified by reference to, the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of December 31, 2023
(unaudited)
($ in thousands)
Cash and cash equivalents	$194,227

Long-term bank loan	1,408

Shareholders’ equity
Preferred shares (par value of $0.0001 per share; 2,000,000 authorized; none issued and outstanding)	-
Ordinary shares (par value of $0.001 per share; 200,000,000 shares authorized as of December 31, 2023; 10,070,012 shares issued and outstanding as of December 31, 2023)*	10
Additional paid-in capital	106,215
Statutory reserve	1,411
Retained earnings	181,162
Accumulated other comprehensive loss	(8,869)
Total Shareholders’ Equity	279,929
Non-controlling interest	78
Total Equity	280,007
Total Capitalization and Long-term Indebtedness	$281,415

*	After the Share Consolidation.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our ordinary shares, preferred shares, debt securities, warrants to purchase ordinary shares, preferred shares, debt securities, or units consisting of a combination of any or all of these securities in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Share Capital – Ordinary Shares,” “Description of Share Capital – Preference Shares”; “Description of Warrants,” “Description of Debt Securities,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	Designation or classification;

●	Aggregate principal amount or aggregate offering price;

●	Rates and times of payment of interest or dividends, if any;

●	Redemption, conversion or sinking fund terms, if any;

●	Voting or other rights, if any;

●	Conversion prices, if any; and

●	Important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum and Articles of Association and the Cayman Islands Companies Act and the common law of the Cayman Islands.

We are authorized to issue up to 200,000,000 ordinary shares, par value $0.001, and 2,000,000 preferred shares, par value of $0.0001. As of March 4, 2024, there are 10,053,859 ordinary shares issued and outstanding (as adjusted per the Share Consolidation). There are no preferred shares outstanding. The following are summaries of material provisions of our Memorandum and Articles of Association which are currently effective and the Cayman Islands Companies Act insofar as they relate to the material terms of our ordinary shares and preferred shares. You should read our Memorandum and Articles of Association which was filed as an exhibit to our 2023 Annual Report. For information on how to obtain copies of our Memorandum and Articles of Association see “Where You Can Find Additional Information.”

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. As a matter of Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, provided that in no circumstances may a dividend be paid if this would result in our being unable to pay our debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of our voting share capital present in person or by proxy.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding not less than a majority of all of our voting share capital in issue. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding at the date of deposit of the requisition not less than ten percent of our voting share capital in issue. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all of our shareholders, as permitted by Cayman Islands law and our Memorandum and Articles of Association. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four.

If our board of directors refuses to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board of directors may determine.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Purchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. We may also repurchase any of our shares (including any redeemable shares) provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our Memorandum and Articles of Association. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to our Memorandum and Articles of Association be varied with the consent in writing of the holders of not less than two thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements and certain other documents that we file with the SEC. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of our control that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition (one-third in par value of the issued shares) and convene general meetings of shareholders.

However, as a matter of Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in our best interests Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our board of directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Cayman Islands Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provides that we shall hold an annual general meeting in each calendar year, which shall be convened by the board of directors, but so that the maximum period between such annual general meetings shall not exceed fifteen (15) months. Our board of directors shall give not less than seven calendar days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allows our shareholders holding shares representing in aggregate not less than one-third in par value of our shares capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our Memorandum and Articles of Association does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Special Considerations for Exempted Companies

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;

●	whether voting rights are attached to the share in issue;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preferred Shares

Our Memorandum and Articles of Association authorizes 2,000,000 preferred shares of which none are outstanding as the date of this prospectus.

The directors may authorize the division of shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend, return of capital and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) shall be fixed and determined by the directors.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Cayman Islands Companies Act. The Cayman Islands Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 ⅔% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Cayman Islands Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Cayman Islands Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Anti-takeover Provisions.

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of us or management that shareholders may consider favorable, including provisions that authorize our board of directors to redesignate authorized and unissued common shares as other shares or series of shares, to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders. However, under Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association , as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties and Powers.

As a matter of a Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he or she owes the following duties to the company - a duty to act bona fide in the best interests of the company, a duty not to make a profit out of his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the courts are moving towards an objective standard with regard to the required skill and care.

Under our Memorandum and Articles of Association directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest. Directors are not required to hold shares; however, a minimum share requirement for directors may be established by ordinary resolution. Directors may exercise all powers to borrow money, under our Memorandum and Articles of Association in a variety of ways, including issuing bonds and other securities either outright or as security for any debt liability or obligation of our company or of any third party.

Shareholder Action by Written Resolution.

As a matter of Cayman Islands law, an exempted company may eliminate the ability of shareholders to approve corporate matters by way of written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matters at a general meeting without a meeting being held. Our Memorandum and Articles of Association allows shareholders to act by written resolutions.

Removal of Directors.

Under our Memorandum and Articles of Association directors may be removed by ordinary resolution.

Dissolution; Winding Up.

Under our Memorandum and Articles of Association if our company is wound up, the liquidator of our company may distribute the assets only by the vote of holders of a two-thirds majority of our outstanding shares being entitled to vote in person or by proxy at a general meeting.

Amendment of Governing Documents.

Under Cayman Islands Companies Act and our Memorandum and Articles of Association, our governing documents may only be amended with a special resolution being the vote of holders of two-thirds of our shares entitled to vote in person or by proxy at a general meeting.

Rights of Non-Resident or Foreign Shareholders.

There are no limitations imposed by foreign law or by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

c)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase ordinary shares, preferred shares, debt securities or units representing a combination thereof. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	The title of the warrants;

●	The total number of warrants;

●	The price or prices at which the warrants will be issued;

●	The price or prices at which the warrants may be exercised;

●	The currency or currencies that investors may use to pay for the warrants;

●	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	Whether the warrants will be issued in registered form or bearer form;

●	Information with respect to book-entry procedures, if any;

●	If applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	If applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	If applicable, a discussion of material United States federal income tax considerations;

●	If applicable, the terms of redemption of the warrants;

●	The identity of the warrant agent, if any;

●	The procedures and conditions relating to the exercise of the warrants; and

●	Any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of ordinary shares will not have any rights of holders of ordinary shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities;

●	The amount or amounts of the debt securities will be issued and interest rate;

●	The conversion price at which the debt securities may be converted;

●	The date on which the right to exercise the debt securities will commence and the date on which the right will expire;

●	If applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

●	If applicable, a discussion of material United States federal income tax consideration;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the indenture agent, if any;

●	The procedures and conditions relating to the exercise of the debt securities; and

●	Any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our ordinary shares, preferred shares, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Share,” “Description of Warrants,” and “Description of Debt Securities” above, will apply to each unit and to each security included in each unit, respectively.

TRANSFER AGENT

Our transfer agent is Continental Stock Transfer & Trust Co., 1 State Street, 30th Floor, New York, New York.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities to fund our growth plans, for working capital, and for other general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	Through agents;

●	To or through underwriters;

●	Through broker-dealers (acting as agent or principal);

●	Directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	Through a combination of any such methods of sale; or

●	Through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	Block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	Sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

In addition, this prospectus may be used to offer securities for the account of the Selling Shareholder, in which we will receive no proceeds from such sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

EXPENSE OF THE ISSUANCE AND DISTRIBUTION

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$29,520
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing and postage expenses	(1)
Miscellaneous expenses	(1)
Total	(1)

(1)	These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

MATERIAL CHANGES

Except as otherwise described in our 2023 Annual Report, in our reports of foreign private issuer on Form 6-K filed or submitted under the SEC and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2023.

LEGAL MATTERS

Certain legal matters related to the securities offered by this prospectus will be passed upon on the Company’s behalf by Maples and Calder (Cayman) LLP, with respect to matters of Cayman Islands law, and Lewis Brisbois Bisgaard & Smith LLP, San Francisco, CA, with respect to matters of United States law. Legal matters as to PRC law will be passed upon for us by the Jingtian & Gongcheng Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

Assentsure PAC, an independent registered public accounting firm, has audited our financial statements for the years ended December 31, 2023 and 2022 included in our Annual Report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements are incorporated by reference in reliance on Assentsure PAC’s report given on its authority as expert in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The majority of our assets, including certain Chinese patents, are located in China. In addition, our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Cayman) LLP, our counsel as to Cayman Islands law, and Jingtian & Gongcheng Law Firm, our counsel as to Chinese law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or China would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Maples and Calder (Cayman) LLP and Jingtian & Gongcheng Law Firm have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

Maples and Calder (Cayman) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, (6) not inconsistent with a Cayman Islands judgement in respect of the same matter and (7) not impeachable on the grounds of fraud. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Jingtian & Gongcheng Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Jingtian & Gongcheng Law Firm has advised us further that under Chinese law, courts in China will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Chinese law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a Chinese court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a coping fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov.

We also maintain a website at www.gsmg.co, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

This prospectus and any accompanying prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our Memorandum and Articles of Association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement.*
4.1	Form of Rights, Preferences and Privileges, Preferred Shares*
4.2	Form of Warrant Agreement and Warrant Certificate.*
4.3	Form of Debt Security*
4.4	Form of Unit Agreement and Unit Certificate*
5.1	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel***
23.1	Consent of Assentsure PAC**
23.2	Consent of Maples and Calder (Cayman) LLP (contained in Exhibit 5.1)***
24.1	Power of Attorney (contained in signature page to Form F-1 filed on May 8, 2024)***
107	Filing Fee Table***

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	Filed herewith.

***	Previously filed.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (“Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in PRC on June 24, 2024.

Cheer Holding Inc.

By:	/s/ Bing Zhang
Name:	Bing Zhang
Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Bing Zhang	Chief Executive Officer
Bing Zhang	(Principal Executive Officer). and Interim Chief Financial Officer (Principal Financial and Accounting Officer) and Chairman	June 24, 2024

/s/ Jia Lu
Jia Lu	Director	June 24, 2024

/s/ Zhihong Tan
Zhihong Tan	Director	June 24, 2024

/s/ Ke Chen
Ke Chen	Director	June 24, 2024

/s/ Yong Li
Yong Li	Director	June 24, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Cheer Holding, Inc., has signed this registration statement on June 24, 2024.

/s/ Colleen A. De Vries
Colleen A. De Vries,
Senior Vice-President on behalf of Cogency Global Inc.